Exhibit 10.2

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ASSET PURCHASE AND LICENSE AGREEMENT

BY AND BETWEEN

ALKERMES, INC.

AND

CORREGIDOR THERAPEUTICS, INC.

DECEMBER 27, 2010

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1

ARTICLE 2 ASSETS AND LIABILITIES		11

2.1.	Assets to be Acquired.	11

2.2.	Technology Ownership.	12

2.3.	Retained Obligations and Liabilities.	12

2.4.	Assumed Obligations and Liabilities.	12

ARTICLE 3 ASSIGNMENT AND TRANSFER		12

3.1.	Bill of Sale and Instrument of Assignment and Assumption.	12

3.2.	Sublease.	12

3.3.	Contracts.	12

3.4.	Inhalers and Documentation.	12

3.5.	Pulmonary INDs.	12

3.6.	Pulmonary Patents.	13

3.7.	No Assignment of Pulmonary Patents.	13

3.8.	Know-How License to Corregidor.	13

3.9.	Licenses or Sublicenses.	13

3.10.	Limitations on Alkermes’ Licensing, Transfer or Use of the Alkermes Know-How.	14

3.11.	Access to Personnel, Information and Records.	14

3.12.	Later Identified Documentation.	15

3.13.	Option to Purchase Manufacturing Facility Equipment.	15

ARTICLE 4 DEVELOPMENT AND COMMERCIALIZATION		16

4.1.	Development and Commercialization Efforts.	16

4.2.	Corregidor’s Minimum Development Performance Obligations.	16

4.3.	Status Reports.	17

4.4.	Patent Prosecution.	17

4.5.	No Conflict.	17

4.6.	Compliance with Applicable Laws.	17

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ARTICLE 5 CONSIDERATION		17

5.1.	Corregidor Stock.	17

5.2.	Royalties.	17

5.3.	Combination Products.	19

5.4.	Royalty Payments and Reports.	19

5.5.	Manner of Payments.	20

5.6.	Withholding.	20

5.7.	Foreign Exchange.	20

5.8.	Late Payments.	21

5.9.	Third Party Payments.	21

ARTICLE 6 REPRESENTATIONS AND WARRANTIES		21

6.1.	Representations and Warranties of Alkermes.	21

6.2.	Representations and Warranties of Corregidor.	23

ARTICLE 7 INDEMNIFICATION		24

7.1.	Indemnification by Alkermes.	24

7.2.	Indemnification by Corregidor.	24

7.3.	Indemnification Procedures.	24

7.4.	Limitations on Indemnification.	25

7.5.	Overlapping Claims.	25

7.6.	Insurance.	26

7.7.	Non-Duplicative Payments.	26

7.8.	Limitation of Liability.	27

7.9.	Survival.	27

ARTICLE 8 RECORDS; AUDIT		27

8.1.	Financial Statements.	27

8.2.	Royalty Records; Audit.	28

ARTICLE 9 CONFIDENTIALITY		29

9.1.	Treatment of Confidential Information.	29

9.2.	Authorized Disclosure.	29

9.3.	Publicity; Terms of Agreement.	30

ARTICLE 10 TERM AND TERMINATION		31

10.1.	Term.	31

10.2.	Termination by Alkermes.	31

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10.3.	Termination by Corregidor.	32

10.4.	Right to Terminate Upon Bankruptcy.	32

10.5.	Survival of License to Corregidor upon Alkermes’ Bankruptcy.	32

10.6.	Effects of Termination.	32

10.7.	Remedy for Default in Patent Prosecution or Maintenance.	35

10.8.	Return of Confidential Information.	36

10.9.	Survival.	36

ARTICLE 11 DISPUTE RESOLUTION		36

11.1.	Disputes.	36

11.2.	Arbitration.	37

11.3.	Jurisdiction.	38

11.4.	Determination of Disputes Relating to Patents and Other Intellectual Property.	38

ARTICLE 12 MISCELLANEOUS		38

12.1.	Entire Agreement; Amendment.	38

12.2.	Notices.	38

12.3.	Governing Law.	39

12.4.	Interpretation.	39

12.5.	Assignment.	39

12.6.	Counterparts.	39

12.7.	Severability.	40

12.8.	Headings.	40

12.9.	Further Actions.	40

12.10.	Independent Contractors.	40

12.11.	Use of Name.	40

12.12.	No Waiver.	40

12.13.	Fees and Expenses.	41

12.14.	Force Majeure.	41

12.15.	No Set-Off.	41

12.16.	Nonsolicitation.	41

12.17.	Parties in Interest.	41

12.18.	No Other Rights.	41

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Schedule 2.1.1	Pulmonary Patents
Schedule 2.1.2	Equipment
Schedule 2.1.3	Documentation
Schedule 2.1.4	Inhalers
Schedule 2.1.5	Pulmonary INDs
Schedule 6.1(e)	Title to Pulmonary Patents
Schedule 6.1(f)	Patent Invalidity and Unenforceability
Schedule 6.1(g)	Contacts
Schedule 6.1(i)	Title to Equipment and Inhalers

EXHIBIT A	Bill of Sale
EXHIBIT B	Instrument of Assignment and Assumption
EXHIBIT C	Promissory Note
EXHIBIT D	Security Agreement

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ASSET PURCHASE AND LICENSE AGREEMENT

This Asset Purchase and License Agreement (the “Agreement”) is made effective as of the 27th day of December 2010 (the “Effective Date”) by and between Alkermes, Inc., a Pennsylvania corporation having a principal place of business at 852 Winter Street, Waltham, Massachusetts 02451 (“Alkermes”), and Corregidor Therapeutics, Inc., a Delaware corporation with its principal place of business located at 384 Powder Mill Road, Concord, MA 01742 (“Corregidor”). Alkermes and Corregidor are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Alkermes has been engaged in the research, development and manufacture of certain pulmonary delivery products (the “Business,” as defined herein); and

WHEREAS, Alkermes is willing to sell, transfer and assign to Corregidor, and Corregidor desires to purchase and acquire, certain assets which are employed or held by Alkermes specifically in connection with the Business, and Corregidor also desires to assume certain obligations and liabilities in connection therewith; and

NOW, THEREFORE, based on the premises and the mutual covenants and obligations set forth below, and intending to be bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to, this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case, as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) words of any gender include each other gender, (f) “or” is disjunctive but not necessarily exclusive, (g) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, (i) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, and (j) defined terms used, but not defined, in the Schedules shall have the meaning set forth in this Agreement. The following terms shall have the following meanings as used in this Agreement:

1.1 “Acquisition Event” shall mean the assignment by Corregidor of this Agreement pursuant to Section 12.5 hereof to a Person that acquires all or substantially all of Corregidor’s business to which this Agreement relates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise.

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1.2 “Active Component” shall mean any product other than a Licensed Product which performs an identifiable therapeutic or prophylactic function when combined with a Licensed Product.

1.3 “Acusphere Agreements” shall mean (i) the Settlement Agreement dated February 8, 2008 between Alkermes and Acusphere, Inc. and (ii) the Settlement Agreement dated July 15, 2008 between Alkermes and Acusphere, Inc.

1.4 “Affiliate” shall mean, except as provided below, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the party being referenced. For purposes of this definition, “control” shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through ownership of fifty percent (50%) or more of the voting securities of such Person, by contract or otherwise.

1.5 “Agreement” shall mean this Asset Purchase and License Agreement dated December 27, 2010 by and between Alkermes and Corregidor.

1.6 “Alkermes” shall have the meaning ascribed to it in the opening paragraph of this Agreement.

1.7 “Alkermes Dry Powder Inhalation Product” shall mean any pharmaceutical product for the delivery by inhalation of epinephrine, L-Dopa (levodopa) or apomorphine, whether alone or in combination with other active ingredients.

1.8 “Alkermes Know-How” shall mean (i) all Know-How that is Controlled by Alkermes on the Effective Date and that is described or embodied in the Manufacturing Facility Equipment or in the Equipment, Documentation, Pulmonary INDs and Inhalers transferred to Corregidor pursuant to Section 2.1, and (ii) all Know-How Controlled by Alkermes that is necessary or reasonably useful for the pulmonary delivery of pharmaceutical products and that is disclosed to Corregidor during the Transition Period. Alkermes Know-How that may be disclosed during the Transition Period will include only such Know-How described in subsection (ii) that is (A) disclosed in writing and clearly marked as Alkermes Know-How or (B) that is disclosed orally or visually, and Alkermes, within [***] after such disclosure, delivers to Corregidor a written document or documents stating that such Know-How is Alkermes Know-How and referencing the place and date of such oral or visual disclosure. Alkermes Know-How does not include Alkermes Patents.

1.9 “Alkermes Patents” shall mean the (i) Pulmonary Patents and (ii) MIT Patents.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.10 “Applicable Law” shall mean the laws, rules and regulations, including the FDCA and any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time anywhere in the world that are relevant to activities under this Agreement.

1.11 “Assets” shall have the meaning ascribed to it in Section 2.1 of this Agreement.

1.12 “Assignee” shall mean any Affiliate or Third Party to which Corregidor makes an Assignment pursuant to Section 3.7.

1.13 “Assumed Liabilities” shall have the meaning ascribed to it in Section 2.4 of this Agreement.

1.14 “Bankruptcy Code” shall have the meaning ascribed to it in Section 10.5 of this Agreement.

1.15 “Bill of Sale” shall mean a Bill of Sale substantially in the form of the agreement attached hereto as Exhibit A.

1.16 “Business” shall mean the business conducted by Alkermes prior to the Effective Date of researching, developing and manufacturing Licensed Products, but only to the extent that Alkermes owns, has the right to grant a license to, or has the right to disclose the assets, including the intellectual property, used by Alkermes in the conduct of such business (in each case without paying any consideration to any Third Party); provided, however, that Licensed Products shall exclude, for purposes of this definition, for the avoidance of doubt, Licensed Products for delivery of trospium.

1.17 “Business Day” shall mean any day other than a Saturday or Sunday when banks are open for business in Boston, Massachusetts.

1.18 “Calendar Quarter” shall mean a three-month period ending on March 31, June 30, September 30, or December 31.

1.19 “Calendar Year” shall mean a twelve-month period ending on December 31.

1.20 “Change in Control” shall mean a merger, reorganization or consolidation of a Party with or into another entity in which all of the issued and outstanding stock of such Party is converted into or exchanged for cash, securities of another entity, or other property; or a sale of all or substantially all of such Party’s assets or business; or the sale of all of the issued and outstanding stock of such Party; provided, in each case, that (A) the stockholders of such Party immediately before any such transaction or series of related transactions do not, immediately thereafter, beneficially own (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) a majority of the outstanding equity of the entity that acquires such Party’s assets or stock or of the surviving or resulting entity in such a merger or consolidation, and (B) the primary purpose of such transaction or series of related transactions is not for financing.

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1.21 “Collaboration Partner” shall mean (i) a sublicensee under the license granted to Corregidor pursuant to Section 3.8 of this Agreement; (ii) a licensee or sublicensee under the Pulmonary Patents; (iii) an Assignee under Corregidor’s rights under the Pulmonary Patents pursuant to Section 3.7 of this Agreement, provided the Assignment to such Assignee is permitted pursuant to Section 3.7 of this Agreement (but excluding any assignee of Corregidor pursuant to Section 12.5 of this Agreement); or (iv) any other Third Party to which Corregidor, its Affiliates, an Assignee, their licensees or sublicensees grants any right, or that is otherwise enabled by these parties, to Commercialize a Licensed Product; provided, however, that Collaboration Partner shall exclude (i) any Distributor and (ii) any Third Party engaged to perform activities on behalf of Corregidor or its Affiliates on a reasonable fee for service basis, unless such Third Party is distributing, marketing or selling Licensed Products to other Third Parties, and Corregidor or its Affiliates, directly or indirectly, have an interest in, or share in, the profits from the sale of Licensed Products by such Third Party.

1.22 “Collaboration Partner Revenue” shall mean consideration that is received by or on behalf of Corregidor or its Affiliates both (i) from a Collaboration Partner for a license, sublicense or other right to conduct the Development, Manufacture or Commercialization of a Licensed Product, and (ii) after the Launch of such Licensed Product, excluding all Milestone Payments received by or on behalf of Corregidor or its Affiliates from such Collaboration Partner. Collaboration Partner Revenue shall not include (A) [***]; (B) [***], (C) [***], and (D) [***]. For clarity, Collaboration Partner Revenue excludes all payments received by or on behalf of Corregidor or its Affiliates from a Collaboration Partner prior to the Launch of Licensed Products.

1.23 “Combination Product” shall have the meaning ascribed to it in Section 5.3 of this Agreement.

1.24 “Commercial Capsule” shall mean a capsule containing drug substance formulated for pulmonary delivery, which capsule is incorporated into, or is, a Licensed Product.

1.25 “Commercialization” (including variations such as “Commercialize” and “Commercializing”) shall mean the performance of those activities relating to promoting, marketing, importing, distributing, selling or offering to sell (including pre-marketing), sampling, conducting medical activities and post-marketing drug surveillance of or for Licensed Products.

1.26 “Commercially Reasonable Efforts” shall mean the level of efforts and resources required to Develop and Commercialize a Licensed Product in a diligent and sustained manner consistent with the efforts and resources a similarly situated biotechnology or pharmaceutical company would typically devote to a product of similar market potential, profit potential and strategic value resulting from its own research efforts, based on conditions then prevailing, but without taking into account amounts such as Royalties required to be paid to Alkermes pursuant to this Agreement.

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1.27 “Confidential Information” shall mean all confidential or proprietary information received or otherwise obtained by either Party from the other Party or its Affiliates pursuant to this Agreement, other than that portion of such information or materials which:

(a) is now, or hereafter becomes, generally available to the public through no fault of the receiving Party or its Permitted Recipients;

(b) the receiving Party already possesses without obligations of confidentiality with respect thereto, as evidenced by its written records, predating receipt thereof from the other Party;

(c) is obtained from a Third Party without restriction who had the legal right to disclose the same to the receiving Party; or

(d) has been independently developed by the receiving Party without the aid, application or use of Confidential Information, as demonstrated by competent written proof.

1.28 “Confidentiality Agreement” shall mean that Confidential Disclosure Agreement between the Parties dated July 7, 2009.

1.29 “Controlled” shall mean with respect to Alkermes Patents, Alkermes Know-How and other intellectual property that Alkermes, in whole or in part, owns or has a license to such Alkermes Patents, Alkermes Know-How or intellectual property and has the ability to grant a license or a sublicense, as applicable, or to otherwise disclose proprietary or trade secret information, to Corregidor, without paying any consideration to any Third Party and without either misappropriating the proprietary or trade secret information of a Third Party or violating the terms of any agreement or other arrangement with any Third Party existing and in effect at the time Alkermes would be required hereunder to grant Corregidor such license or sublicense.

1.30 “Corregidor” shall have the meaning ascribed to it in the opening paragraph of this Agreement.

1.31 “Default” shall mean with respect to either Party (i) that any representation or warranty of such Party set forth in Section 6.1 or Section 6.2 of this Agreement, respectively, shall have been untrue in any material respect as of the Effective Date, (ii) that such Party, such Party’s Affiliate or such Party’s Collaboration Partners shall have failed to perform any material obligation set forth herein, or (iii) that such Party shall have failed to pay to the other Party any payment hereunder in any material respect on or before the last day when such payment is due.

1.32 “Development” (including variations such as “Develop” and “Developing”) shall mean the performance of any and all activities relating to obtaining Regulatory Approval of a Licensed Product and to supporting and expanding such Regulatory Approval, including activities relating to developing the ability to manufacture and to continue to manufacture the Licensed Product.

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1.33 “Direct Sale Event” shall mean the [***] of the date of Manufacture of the first Commercial Capsule by or on behalf of Corregidor or its Affiliates that is incorporated into, or that is, a Licensed Product intended for sale by Corregidor or its Affiliates.

1.34 “Dispute” shall have the meaning ascribed to it in Section 11.1 of this Agreement.

1.35 “Distributor” shall mean any Third Party appointed by Corregidor, its Affiliates or Collaboration Partners to perform distribution, marketing and/or sales of Licensed Products, where neither Corregidor nor its Affiliates or Collaboration Partners have an interest in, or share in, the profits from the sale of Licensed Products by such Third Party.

1.36 “Documentation” shall have the meaning ascribed to it in Section 2.1.3 of this Agreement.

1.37 “Dollar” shall mean a United States dollar, and “$” shall be interpreted accordingly.

1.38 “Effective Date” shall have the meaning ascribed to it in the opening paragraph of this Agreement.

1.39 “EMA” shall mean the European Medicines Agency, or any successor thereto.

1.40 “Equipment” shall have the meaning ascribed to it in Section 2.1.2 of this Agreement.

1.41 “Equity Investment Agreements” shall mean (i) the Amended and Restated Certificate of Incorporation of Corregidor, filed on or about the Effective Date, (ii) the Investors’ Rights Agreement dated as of the Effective Date by and among Corregidor and certain investors, (iii) the Voting Rights Agreement dated as of the Effective Date by and among Corregidor and certain investors and stockholders, (iv) the Series A Preferred Stock Purchase Agreement dated as of the Effective Date by and among Corregidor and certain investors and (v) the Right of First Refusal and Co-Sale Agreement dated as of the Effective Date by and among Corregidor and certain investors and stockholders,

1.42 “FDA” shall mean the United States Food and Drug Administration, or any successor thereto.

1.43 “FDCA” shall mean the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. §§ 321 et seq.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.44 “IND” shall mean an Investigational New Drug Application, as defined in the FDCA, or similar application or submission that is required to be filed with any Regulatory Authority before beginning clinical trials of a Licensed Product.

1.45 “Inhalers” shall have the meaning ascribed to it in Section 2.1.4 of this Agreement.

1.46 “Instrument of Assignment and Assumption” shall mean an Instrument of Assignment and Assumption substantially in the form of the agreement attached hereto as Exhibit B.

1.47 “Know-How” shall mean all proprietary data, devices, information, know-how, inventions, discoveries, trade secrets, processes, techniques, compositions, materials, methods, formulas or improvements, whether patentable or not.

1.48 “Launch” shall mean as to a given Licensed Product, the first commercial sale of such Licensed Product by Corregidor, its Affiliates or Collaboration Partners to a Third Party in any country following the receipt of Regulatory Approval in that country.

1.49 “Lease” shall mean the Lease dated December 6, 2000 between H&N Associates, LLC and Alkermes, as amended, for the Manufacturing Facility,

1.50 “Licensed Product” shall mean a product, the manufacture, use, sale, offer for sale or import of which (i) is covered by a Valid Claim of an Alkermes Patent or (ii) utilizes the Alkermes Know-How.

1.51 “Losses” shall mean costs and expenses (including reasonable investigation expenses, legal expenses and attorneys’ fees), liabilities, fines, damages, assessments and/or other losses arising from a Third-Party claim, suit, action or demand.

1.52 “Manufacturing” (including variations such as “Manufacture”) shall mean the performance of any and/or all activities directed to producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance, testing and release, shipping and warehousing of Licensed Products.

1.53 “Manufacturing Facility” shall mean the manufacturing facility located at Brickyard Square, 190 Everett Avenue, Chelsea, Massachusetts.

1.54 “Manufacturing Facility Equipment” shall mean the machinery, equipment, instruments, laboratory equipment and apparatus, fixtures, tools, and other tangible assets that are listed in Exhibit B to the Sublease.

1.55 “Milestone Payment” shall mean a payment due upon achievement of a certain level of cumulative Net Sales or upon achievement of certain events occurring after Launch of a Licensed Product that are related to the Development or Commercialization of such Licensed Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.56 “MIT Patent License Agreement” shall mean the Patent License Agreement between the Massachusetts Institute of Technology (“MIT”) and Alkermes, Inc. dated August 15, 1997, as amended.

1.57 “MIT Patents” shall mean the patents and patent applications licensed to Alkermes pursuant to the MIT Patent License Agreement.

1.58 “Multi-Product Contract” shall mean a contract between Corregidor, its Affiliates and/or Collaboration Partners, on the one hand, and a Third Party, on the other hand, for the sale of a Licensed Product and one or more products other than a Licensed Product.

1.59 “New Drug Application” or “NDA” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2, or any equivalent or corresponding application for Regulatory Approval (including pricing and reimbursement approval required by Applicable Law prior to sale of a pharmaceutical product) in any country or regulatory jurisdiction other than the United States.

1.60 “Net Sales” shall mean [***]. Each of such deductions will only be applicable to the extent it is determined in accordance with U.S. GAAP as consistently applied by Corregidor for pharmaceutical products other than a Licensed Product, provided that Net Sales by Collaboration Partners that do not use U.S. GAAP shall be calculated with the equivalent accounting standards applicable to such Collaboration Partners. [***]

1.61 “Option Agreement” shall mean the Option Agreement dated September 28, 2010 between the Parties.

1.62 “Option Effective Date” shall mean the date on which the earliest of the following events occurs (i) the Acquisition Event; (ii) the Resale Event; or (iii) the Direct Sale Event.

1.63 “Parties” shall have the meaning ascribed to it in the opening paragraph of this Agreement.

1.64 “Party” shall have the meaning ascribed to it in the opening paragraph of this Agreement.

1.65 “Penn State License Agreement” shall mean the License Agreement between The Penn State Research Foundation (“Penn State”) and Alkermes, dated January 28, 2004.

1.66 “Permitted Recipients” shall have the meaning ascribed to it in Section 9.1 of this Agreement.

1.67 “Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.68 “Phase 1 Clinical Trial” means, as to a specific pharmaceutical product, a clinical trial of safety of such product in healthy volunteers or a limited patient population, or clinical studies directed toward understanding the pharmacokinetic properties of the product, as further defined in 21 C.F.R. § 312.21(a), or the corresponding regulation in jurisdictions other than the United States. A Phase 1 Clinical Trial shall be deemed initiated upon the first dosing of the first patient.

1.69 “Phase 3 Clinical Trial” means, as to a specific pharmaceutical product, a pivotal clinical trial performed to gain evidence with statistical significance of the efficacy of such product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c), or the corresponding regulation in jurisdictions other than the United States. A Phase 3 Clinical Trial shall be deemed initiated upon the first dosing of the first patient.

1.70 “Promissory Note” shall mean a promissory note that may be issued by Corregidor to Alkermes in the original principal amount of Thirty Million Dollars ($30,000,000) as described in Section 3.13, which shall be substantially in the form set forth in Exhibit C hereto.

1.71 “Pulmonary INDs” shall have the meaning ascribed to it in Section 2.1.5 of this Agreement.

1.72 “Pulmonary Patents” shall have the meaning ascribed to it in Section 2.1.1 of this Agreement.

1.73 “Regulatory Approval” shall mean any approvals (including supplements, amendments, pre- and post-approvals and price approvals), licenses, registrations, designations or authorizations of any supranational, national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the distribution, use or sale of a Licensed Product in a regulatory jurisdiction in the Territory.

1.74 “Regulatory Authority” shall mean any applicable supranational, national, regional, state or local regulatory agency, department, bureau, commission, council, or other government entity involved in granting of Regulatory Approval for a pharmaceutical or biologic product in a regulatory jurisdiction in the Territory, including the FDA and the EMA.

1.75 “Resale Event” shall mean the Manufacture of the first Commercial Capsule by or on behalf of Corregidor or its Affiliates that is incorporated into, or that is, a Licensed Product and intended for sale by a Collaboration Partner.

1.76 “Retained Liabilities” shall have the meaning ascribed to it in Section 2.3 of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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1.77 “Royalty” or “Royalties” shall mean those amounts payable as royalties by Corregidor to Alkermes pursuant to Section 5.2 of this Agreement.

1.78 “Security Agreement” shall mean a Loan and Security Agreement providing the terms of and securing the Promissory Note, which shall be substantially in the form set forth in Exhibit D hereto.

1.79 “Sublease” shall mean the Sublease dated as of the Effective Date by and between the Parties.

1.80 “Term” shall have the meaning ascribed to it in Section 10.1 of this Agreement.

1.81 “Territory” shall mean all the countries of the world.

1.82 “Third Party” shall mean any Person other than Alkermes or Corregidor or an Affiliate of either of them.

1.83 “Third-Party Dry Powder Inhalation Product” shall mean any pharmaceutical product for the delivery by inhalation of epinephrine, L-Dopa (levodopa) or apomorphine, or salts or hydrates of any of the foregoing, whether alone or in combination with other active ingredients.

1.84 “Transition Period” shall mean the period beginning on [***] and ending on [***].

1.85 “Trigger Transaction” shall have the meaning ascribed to it in Section 5.2.1 of this Agreement.

1.86 “United States” shall mean the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.

1.87 “U.S. GAAP” shall mean generally accepted accounting principles in the United States.

1.88 “Valid Claim” shall mean a claim or pending claim of an Alkermes Patent, which claim or pending claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been cancelled, withdrawn from consideration, determined to be unallowable, abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a Valid Claim with respect to Net Sales made after the date of such reversal; provided further, however, on a country-by-country basis, a claim of a patent application pending for more than [***] shall not be considered to be a Valid Claim for purposes of this Agreement unless and until a patent with respect to such application issues with such claim, in which case such claim will be reinstated and be deemed to be a Valid Claim, but only as of the date of issuance of such patent.

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ARTICLE 2

ASSETS AND LIABILITIES

2.1. Assets to be Acquired. Subject to the terms and conditions hereof (including Article 3), effective as of December 27, 2010, subject to Alkermes’ retained right, title and interest in and to the Alkermes Know-How that is described in or embodied in the Equipment, Documentation, Pulmonary INDs and Inhalers, Alkermes hereby sells, assigns, transfers, conveys and delivers to Corregidor, and Corregidor hereby purchases, acquires and accepts from Alkermes, all of Alkermes’ other right, title and interest on the Effective Date in and to the following assets (collectively, the “Assets”):

2.1.1. Patents and Patent Applications. The patents and patent applications that are listed on Schedule 2.1.1; any substitutions, extensions (including supplementary protection certificates), registrations, confirmations, reissues, continuations, divisionals, continuations-in-part, reexaminations, renewals or the like thereof or thereto; any patents or patent applications claiming priority from the patents and patent applications listed on Schedule 2.1.1; and all foreign counterparts of any of the foregoing (the “Pulmonary Patents”);

2.1.2. Equipment and Instruments. Certain machinery, equipment, instruments, laboratory equipment and apparatus, fixtures, tools, and other tangible assets that are listed on Schedule 2.1.2 (the “Equipment”);

2.1.3. Documentation. Copies of certain documentation directly related to the Business, including regulatory correspondence and meeting minutes; reports from preclinical, clinical, manufacturing process development, and feasibility studies; toxicology reports; pharmacology reports; design reports; testing protocols; formulation recipes and methods; analytical methods; process specifications; standard operating procedures; and manufacturing batch records, that are listed on Schedule 2.1.3 (the “Documentation”);

2.1.4. Inhalers. Certain inhalers, associated molds and tools and assembly equipment employed or held for use by Alkermes specifically in connection with the Business that are listed on Schedule 2.1.4 (the “Inhalers”);

2.1.5. Pulmonary INDs. Certain INDs filed with the FDA pursuant to which Alkermes conducted clinical trials of Licensed Products in the United States that are listed on Schedule 2.1.5 (the “Pulmonary INDs”); and

2.1.6. Contracts. The MIT Patent License Agreement, the Penn State License Agreement and the Acusphere Agreements.

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2.2. Technology Ownership. Alkermes retains the sole right, title and interest, subject only to the license granted in Sections 3.8 of this Agreement, to the Alkermes Know-How. Except as expressly provided in this Agreement, no rights in any other technology, intellectual property or assets of Alkermes are granted to Corregidor by implication, estoppel or otherwise.

2.3. Retained Obligations and Liabilities. The Parties acknowledge and agree that except as expressly provided in this Agreement or the Option Agreement, as between the Parties, Alkermes shall remain responsible for all obligations and liabilities arising out of the Business, or the Assets or their use, in each case prior to the Effective Date (the “Retained Liabilities”).

2.4. Assumed Obligations and Liabilities. The Parties acknowledge and agree that Corregidor shall assume and perform all obligations and liabilities arising out of the Assets or their use on and after the Effective Date (the “Assumed Liabilities”).

ARTICLE 3

ASSIGNMENT AND TRANSFER

3.1. Bill of Sale and Instrument of Assignment and Assumption. On the Effective Date, the Parties shall execute and deliver the Bill of Sale and Instrument of Assignment and Assumption.

3.2. Sublease. On the Effective Date, the Parties shall execute and deliver the Sublease.

3.3. Contracts. On the Effective Date, Alkermes shall assign to Corregidor Alkermes’ rights, and Corregidor shall assume Alkermes’ obligations, under the MIT Patent License Agreement, the Penn State License Agreement and the Acusphere Agreements, except to the extent such rights and obligations relate to performance or non-performance under such agreements prior to the Effective Date. Corregidor agrees to be bound on and after the Effective Date by all the terms and conditions set forth in the MIT Patent License Agreement, the Penn State License Agreement and the Acusphere Agreements.

3.4. Inhalers and Documentation. As soon as practicable after the Effective Date, but in any event within [***] after the Effective Date, Alkermes shall ship to Corregidor any Inhalers and Documentation not already located at the Manufacturing Facility. Corregidor shall be responsible for all costs incurred, including freight, transportation and insurance, in connection with the shipment of the Inhalers and Documentation. Likewise, Corregidor shall bear the risk of loss for such Inhalers and Documentation upon delivery of such Inhalers and Documentation to Corregidor’s common carrier by Alkermes.

3.5. Pulmonary INDs. As soon as practicable after the Effective Date, but in any event within [***] days after the Effective Date, Alkermes shall (i) notify the FDA of, and as soon as is reasonably practicable thereafter take all actions reasonably necessary to effect or evidence, the transfer of the Pulmonary INDs to Corregidor, and (ii) provide to Corregidor copies of the Pulmonary INDs.

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3.6. Pulmonary Patents. After the Effective Date, Alkermes shall execute, or procure the execution of, such formal documents of sale and/or assignment as are required consistent with the terms and conditions of this Agreement to formally record the change of title to the Pulmonary Patents to Corregidor in a timely manner. Alkermes shall instruct its patent counsel that the Pulmonary Patents have been assigned to Corregidor, subject to this Agreement including Section 3.7 hereof, and that such counsel must look to Corregidor for further instructions with respect to the Pulmonary Patents, which instructions shall be undertaken at Corregidor’s expense.

3.7. No Assignment of Pulmonary Patents. Until the end of the Term, no right, title or interest in or to the Pulmonary Patents may be sold, transferred, leased, assigned, or otherwise disposed of by Corregidor or its Affiliates (an “Assignment”) other than to an Affiliate of Corregidor, or pursuant to a transaction permitted pursuant to Section 12.5, without the prior written consent of Alkermes to the proposed Assignee, such consent not to be unreasonably withheld, delayed or conditioned; provided, however, that any such Assignment to an Affiliate shall terminate at such time as the Affiliate to which the Pulmonary Patents are sold, transferred, leased, assigned, or otherwise disposed of ceases to be an Affiliate of Corregidor, unless Alkermes provides its prior written consent to the continuation of such Assignment. For the avoidance of doubt, the activities prohibited by this Section 3.7 shall not include granting a license or sublicense under the Pulmonary Patents pursuant to Section 3.9. Notwithstanding the foregoing, Corregidor may not make an Assignment to any Third Party until [***]. Corregidor shall promptly notify Alkermes of any intended Assignment and provide to Alkermes a copy of the agreement under which Corregidor intends to make such Assignment, which may be redacted to omit information unrelated to the Assignment of the Pulmonary Patents or the performance of obligations under this Agreement. Corregidor shall include in any Assignment permitted by this Section 3.7 express language that the terms, conditions and obligations of any such Assignment are subject to the terms, conditions and obligations of this Agreement.

3.8. Know-How License to Corregidor. Subject to the terms and conditions of this Agreement, Alkermes hereby grants to Corregidor, as of the Effective Date, a non-exclusive, worldwide license, with the right to grant sublicenses (subject to Section 3.9), under the Alkermes Know-How, to use the Alkermes Know-How for the sole purposes of making, having made, using, selling, offering for sale and importing Licensed Products in the Territory.

3.9. Licenses or Sublicenses. Corregidor may grant licenses or sublicenses under the Pulmonary Patents and the Alkermes Know-How to its Affiliates or to Third Parties in accordance with the terms of this Section 3.9. Notwithstanding the licensing or sublicensing of all or part of Corregidor’s rights and obligations hereunder, Corregidor shall remain responsible for the full and complete performance of all of Corregidor’s obligations and duties under this Agreement. In the event Corregidor grants a license or sublicense of the Pulmonary Patents or the Alkermes Know-How, Corregidor shall promptly notify Alkermes thereof and provide to Alkermes a copy of the agreement under which Corregidor granted such license or sublicense,

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which may be redacted to omit information unrelated to the licensing or sublicensing of the Pulmonary Patents or the Alkermes Know-How or the performance of obligations under this Agreement. Any license or sublicense arrangement shall include express language that the terms, conditions and obligations of any such license or sublicense are subject to the terms, conditions and obligations of this Agreement. Subject to any necessary and appropriate adjustment of such terms, conditions and obligations in light of the type and scope of the license or sublicense granted, such license or sublicense (i) shall include diligence, royalty payment and reporting, records and audit, and confidentiality obligations consistent with the terms, conditions and obligations of this Agreement; (ii) shall include indemnification and insurance obligations equivalent to the indemnification and insurance obligations of Corregidor herein, and shall provide that such indemnification and insurance obligations shall run to and be for the benefit of Alkermes; and (iii) shall name Alkermes as an intended third party beneficiary of the obligations of the licensee or sublicensee without imposing any obligation or liability on the part of Alkermes to the licensee or sublicensee; provided, however, that Alkermes’ rights as a third party beneficiary under such license or sublicense shall be exercisable only to the extent necessary for Alkermes to prevent or address any material adverse impact upon Alkermes which Corregidor fails to use reasonable efforts to prevent or address, and in any event Alkermes’ status as an intended third party beneficiary under such license or sublicense shall expire upon the [***]. Any subsequent sublicense of the Pulmonary Patents or the Alkermes Know-How by any such licensee or sublicensee, or any license or sublicense thereof by any Assignee, shall also be subject to the terms and conditions of this Section 3.9.

3.10. Limitations on Alkermes’ Licensing, Transfer or Use of the Alkermes Know-How. Upon and after the Effective Date, without Corregidor’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Alkermes shall not license, sublicense or otherwise transfer the Alkermes Know-How to a Third Party for the express purpose of such Third Party Developing, Manufacturing or Commercializing a Third-Party Dry Powder Inhalation Product. In addition, upon and after the Effective Date, without Corregidor’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Alkermes shall not itself, or through its Affiliates, practice or use the Alkermes Know-How to Develop, Manufacture or Commercialize an Alkermes Dry Powder Inhalation Product. Notwithstanding the foregoing, the limitations on Alkermes’ rights to practice and use the Alkermes Know-How that are set forth in the second sentence of this Section 3.10 shall expire upon any Change in Control of Alkermes.

3.11. Access to Personnel, Information and Records. From time to time after the Effective Date, Alkermes will, at Corregidor’s reasonable request and expense, make available to Corregidor’s agents and representatives (i) information, books, records and other documents relating to the Assets, including copies thereof, as Corregidor may reasonably request, and (ii) individuals in Alkermes’ employ having knowledge of the Assets. Corregidor will pay Alkermes, at Alkermes’ then current full-time equivalent (FTE) hourly rate, for all work performed by Alkermes at Corregidor’s request, subject to the last sentence of this Section 3.11. Before Alkermes commences any work pursuant to this Section 3.11 at Corregidor’s expense, the Parties will agree in advance on the scope of such work and the amount that Corregidor will be obligated to pay Alkermes for such work. At the end of each month during the period any

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such work is being performed by Alkermes at Corregidor’s request and expense, as provided in this Section 3.11, Alkermes will invoice Corregidor for any such work that has been performed during such month and any costs that Alkermes has incurred, and Corregidor will pay all such invoices within [***] of the invoice date. Notwithstanding the foregoing, during the Transition Period, Alkermes will provide Corregidor, at Corregidor’s reasonable request and at Alkermes’ expense, a reasonable amount of information and support with respect to the Assets and the transfer thereof from Alkermes to Corregidor.

3.12. Later Identified Documentation. If after the Effective Date Alkermes discovers and confirms the characterization of any documentation or items described in Section 2.1.3 (without regard to the requirement that such items be listed on Schedule 2.1.3) as necessary for or directly related to the Development, Manufacture or Commercialization of Licensed Products and such documentation or items are not also used in Alkermes business operations unrelated to the Business, then Alkermes shall so notify Corregidor in writing. Any such documentation and items shall automatically be included within the definition of Documentation upon Corregidor’s receipt of such notice from Alkermes, and Alkermes will promptly transfer such documentation and items to Corregidor, at Corregidor’s expense.

3.13. Option to Purchase Manufacturing Facility Equipment.

3.13.1. Option. In accordance with the terms of this Section 3.13, Alkermes hereby grants Corregidor an option to purchase the Manufacturing Facility Equipment (the “Option”). The term of the Option shall begin on the Option Effective Date and expire [***] thereafter (the “Option Exercise Period”). Corregidor shall promptly notify Alkermes of the occurrence of the Option Effective Date, identifying the event triggering the Option Effective Date. If Corregidor elects to exercise the Option, Corregidor shall provide written notice to Alkermes of such election during the Option Exercise Period; provided, however, that Corregidor may not exercise the Option if the Term (as defined in the Sublease) of the Sublease (including any Extension Periods, as defined in the Sublease) has expired or if Corregidor is in material default under the Sublease (after giving effect to any applicable notice and cure period with respect to such default).

3.13.2. Acquisition Event Trigger. If the event triggering the Option is the Acquisition Event, then, within [***] following Alkermes’ receipt of Corregidor’s Option exercise notice, Alkermes shall sell, assign and transfer the Manufacturing Facility Equipment to Corregidor, and in consideration for such sale, assignment, and transfer of the Manufacturing Facility Equipment, Corregidor shall pay Alkermes Thirty Million Dollars ($30,000,000). In connection with such sale, assignment and transfer, the Parties shall execute and deliver a bill of sale containing representations and warranties comparable to those set forth in Section 6.1 (i) hereof, and Alkermes shall exercise any exercisable options contained in Article XIII of the Lease in accordance with the terms and conditions set forth in the Sublease.

3.13.3. Resale Event or the Direct Sales Event Trigger. If the event triggering the Option is the Resale Event or the Direct Sales Event, then, within [***] following Alkermes’ receipt of Corregidor’s Option exercise notice, Alkermes shall sell, assign and transfer the

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Manufacturing Facility Equipment to Corregidor and in consideration for such sale, assignment, and transfer of the Manufacturing Facility Equipment, Corregidor will issue Alkermes the Promissory Note substantially in the form set forth in Exhibit C hereto. The Promissory Note will be secured by the Manufacturing Facility Equipment pursuant to the Security Agreement substantially in the form set forth in Exhibit D hereto. In connection with such sale, assignment and transfer, the Parties shall execute and deliver the Bill of Sale for the Manufacturing Facility Equipment attached to the Security Agreement, and Alkermes shall exercise any exercisable options contained in Article XIII of the Lease in accordance with the terms and conditions set forth in the Sublease. In addition during such [***] period, the Parties will amend this Agreement to add the “Cost of Goods Manufactured” definition set forth in the Security Agreement so as to provide for reporting of the number of units of Commercial Capsules sold and their Cost of Goods Manufactured pursuant to Section 5.4, and to provide for the audit of Cost of Goods Manufactured and payments made under the Security Agreement and Promissory Note pursuant to Section 8.1.

3.13.4. Failure to Exercise the Option. If Corregidor does not exercise the Option during the Option Exercise Period, and if the term of the Sublease has not already expired or terminated, then Alkermes will have the right to terminate the Sublease, in its sole discretion, as provided in Section 15 of the Sublease.

ARTICLE 4

DEVELOPMENT AND COMMERCIALIZATION

4.1. Development and Commercialization Efforts. Corregidor shall, itself or with or through its Affiliates and Collaboration Partners, use Commercially Reasonable Efforts to Develop and Commercialize Licensed Products.

4.2. Corregidor’s Minimum Development Performance Obligations. Notwithstanding the Development obligations set forth in Section 4.1, Corregidor will have the following minimum performance obligations [***]:

(a) Prior to [***], Corregidor will have [***]; and

(b) Prior to [***], Corregidor will either (i) [***], or (ii) [***].

If either of the obligations set forth in Sections 4.21(a) or (b) has not been fulfilled prior to the deadline therefor, and Corregidor cannot reasonably demonstrate that this failure resulted from technical, regulatory, scientific or business causes that had an unforeseen adverse impact, which could not reasonably be mitigated, on the Development or Manufacture of the Licensed Products, then Alkermes shall have the right, which may be exercised in its sole discretion, upon notice to Corregidor delivered at any time following the deadline, to terminate this Agreement for Default.

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4.3. Status Reports. During the Term within [***] after the end of each Calendar Year, Corregidor will provide Alkermes with an annual status report that describes the Development efforts performed by or on behalf of Corregidor during the Calendar Year at issue. Such report will include a general summary of important events and/or milestones achieved and other matters about which Corregidor believes Alkermes should be informed.

4.4. Patent Prosecution. Corregidor shall file, prosecute and maintain the Alkermes Patents in the United States and in such foreign countries as it selects, based on reasonable commercial and patent prosecution strategy considerations, in accordance with commercially reasonable practices for obtaining intellectual property protection for pharmaceutical products comparable to the Licensed Products (but without taking into account amounts such as Royalties required to be paid to Alkermes based on the Alkermes Patents), provided that the foregoing obligations, as to the MIT Patents, shall be subject to the terms and conditions of the MIT Patent License Agreement.

4.5. No Conflict. Corregidor will not enter into any agreement with any Third Party that is in conflict with this Agreement in any material respect, and will not take any action that would prevent it from performing any material obligation under this Agreement, or that would otherwise materially conflict with or materially adversely affect the performance of its obligations under this Agreement.

4.6. Compliance with Applicable Laws. Corregidor agrees that its Development, Commercialization and Manufacture of Licensed Products will be carried out in compliance with all Applicable Laws.

ARTICLE 5

CONSIDERATION

5.1. Corregidor Stock. In partial consideration for the sale, assignment, and transfer of the Assets and the grant of the license under this Agreement, Corregidor agrees, on the Effective Date, to provide to Alkermes shares of Corregidor’s Series A Preferred Stock pursuant to the terms and conditions set forth in Equity Investment Agreements.

5.2. Royalties.

5.2.1. Royalty Calculation. In partial consideration for the sale, assignment, and transfer of the Assets and the grant of the license under this Agreement, Corregidor shall pay to Alkermes the following Royalties for each Licensed Product (after giving effect to Sections 5.2.3 and 5.3, to the extent applicable):

(i) for all Licensed Products sold by, on behalf of, or under the authority of Corregidor or its Affiliates (other than those Licensed Products sold by, on behalf of or under the authority of Corregidor’s Collaboration Partners), Corregidor will pay Alkermes [***] of Net Sales of such Licensed Products; and

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(ii) for all Licensed Product sold by or on behalf of, or under the authority of a given Collaboration Partner, Corregidor will pay Alkermes the lower of: (A) [***] of Net Sales of such Licensed Products in a given Calendar Year, or (B) [***] of all Collaboration Partner Revenue received by or on behalf of Corregidor or its Affiliates from such Collaboration Partner in such Calendar Year, Notwithstanding the foregoing, for any Licensed Product sold by, on behalf of or under the authority of any such Collaboration Partner, Corregidor will not pay Alkermes less than [***] of Net Sales of such Licensed Products in a given Calendar Year. For clarity, sales of Licensed Products by Distributors shall not be included in Net Sales and shall not be subject to Royalty payments under this Section 5.2.1.

Corregidor shall not enter into a transaction with a Collaboration Partner which is structured to require the Collaboration Partner to pay to Corregidor, its Affiliates, or any other designee of Corregidor or its Affiliates, Milestone Payments that are materially in excess of those typically included in comparable arrangements for similar pharmaceutical or biotechnology products of similar market potential (a “Trigger Transaction”). Upon entering into a transaction with a Collaboration Partner, whether pursuant to Sections 3.7 and 3.9 or otherwise, Corregidor shall promptly notify Alkermes thereof and provide Alkermes with a copy of the agreement governing such transaction. Within [***] of receiving any such agreement between Corregidor and a Collaboration Partner, if Alkermes believes that Corregidor has entered into a Trigger Transaction with such Collaboration Partner, it may submit the issue for resolution by binding arbitration in accordance with Section 11.2. If the arbitrator determines that Corregidor entered into a Trigger Transaction with a given Collaboration Partner, then Corregidor shall pay to Alkermes, beginning on the effective date of the Trigger Transaction, instead of the amount Corregidor is obligated to pay pursuant to the paragraph immediately preceding this paragraph, an amount equal to the lower of (X) [***] of Net Sales of the relevant Licensed Products sold by or on behalf of, or under authority of, such Collaboration Partner in a given Calendar Year; or (Y) (1) [***] of the Milestone Payments deemed to have caused the Trigger Transaction that are received by Corregidor or its Affiliates from such Collaboration Partner with respect to such Licensed Products in such Calendar Year, plus (2) [***] of all Collaboration Partner Revenue received by Corregidor or its Affiliates from such Collaboration Partner in such Calendar Year, but in any event not less than [***] of Net Sales of the relevant Licensed Products sold by or on behalf of, or under authority of, such Collaboration Partner in such Calendar Year. If the arbitrator determines that Corregidor did not enter into a Trigger Transaction, then Alkermes will receive the Royalty that it would have otherwise received pursuant to Section 5.2.1(ii) with respect to such Collaboration Partner. For clarity, this paragraph describes a mutually agreed upon exclusive mechanism for resolving disputes regarding Trigger Transactions, and accordingly, Alkermes may not terminate this Agreement under Section 10.2 solely on the basis that Corregidor entered into a Trigger Transaction.

5.2.2. Duration of Royalty Payments. Corregidor will pay the Royalties to Alkermes, as referenced in Section 5.2.1, for each Licensed Product, on a Licensed Product-by-Licensed Product and country-by-country basis until the later of (i) the expiration of the Alkermes Patents containing Valid Claims covering such Licensed Product in such country, or (ii) [***] after the Launch of such Licensed Product in such country.

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5.2.3. Reduction in Royalty. The Royalty payments due to Alkermes pursuant to this Section 5.2 shall be reduced by [***] of the amounts otherwise due pursuant to Section 5.2.1 on a Licensed Product-by-Licensed Product and country-by-country basis for any Licensed Product that is not covered by a Valid Claim of the Alkermes Patents in a given country at the time such Licensed Product is sold in such country. Such reductions shall apply for purposes of determining the amounts due to Alkermes pursuant to Section 5.2.1.

5.3. Combination Products. Net Sales of any Licensed Product sold as part of a product which consists of the Licensed Product in combination with one or more Active Components (“Combination Product”), for purposes of determining the Royalties payable to Alkermes under Section 5.2, shall be calculated as follows:

(a) In the event each of the Active Components and Licensed Product are sold separately, the Net Sales shall be calculated by [***].

(b) If the Active Component(s) in the Combination Product are not sold separately in the Territory, but the Licensed Product is sold separately in the Territory, Net Sales shall be calculated by [***].

(c) If the Licensed Product is not sold separately in the Territory, Net Sales of a Combination Product shall be determined in good faith by the Parties taking into account the relative values of the Active Components and the Licensed Product contained therein.

For purposes of this Section 5.3, the term “Net Sales” as it relates to Combination Products shall have the same meaning as Net Sales except that “Combination Product” shall be substituted for “Licensed Product” in the definition of Net Sales, before performing the calculations set forth in this Section 5.3.

5.4. Royalty Payments and Reports. Within [***] after the end of each month during which Licensed Products are sold pursuant to this Agreement, Corregidor will deliver to Alkermes a report setting forth Corregidor’s good faith estimate of the following for the Territory in the aggregate: (i) the amount of gross sales of Licensed Products during such month, (ii) the number of units and dosage strengths of Licensed Products sold during such month, (iii) the amount of Net Sales of Licensed Products sold during such month; (iv) the currency conversion rates used during such month, and (v) the Dollar-equivalent of Net Sales during such month. In addition, within [***] after the end of each Calendar Quarter for which Royalties are payable by Corregidor to Alkermes pursuant to Section 5.2, Corregidor will deliver to Alkermes a true and accurate report providing in reasonable detail an accounting of all Net Sales made in the Territory during such Calendar Quarter (each a “Quarterly Sales Report”), including, on an country-by-country basis and for the Territory in the aggregate: (A) the amount of gross sales of Licensed Products during such Calendar Quarter, (B) the number of units and dosage strengths of Licensed Products sold during such Calendar Quarter, (C) the amount of Net Sales of Licensed Products sold during such Calendar Quarter, (D) the currency conversion rates used during such Calendar Quarter, (E) the Dollar-equivalent of such Net Sales during such Calendar Quarter, and (F) a calculation of the amount of the Royalty payment due on such Net Sales for

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such Calendar Quarter. Notwithstanding the foregoing, such Calendar Quarter report may include a reasonable estimate of this information for Net Sales by Corregidor’s Collaboration Partners rather than a true and correct report thereof. Within [***]after delivery of this report to Alkermes, Corregidor will pay to Alkermes the Royalty payment due on Net Sales as described in such report. If necessary, after receipt of information on Net Sales of Corregidor’s Collaboration Partners that is inconsistent with any estimated information previously disclosed to Corregidor, Corregidor shall make any necessary reconciling payments or take any necessary reconciling credits against amounts due to Alkermes based on Net Sales by Corregidor’s Collaboration Partners, to reflect the amount actually due pursuant to Section 5.2.1 (ii). Any such reconciling payments shall be made within [***] after the end of the Calendar Quarter in which such information was received and any such reconciling credits shall be taken against amounts due to Alkermes during the next Calendar Quarter. If the Royalty payable to Alkermes is calculated on the basis of Collaboration Partner Revenue or Milestone Payments rather than Net Sales, within [***] after the end of each Calendar Quarter for which such Royalties are payable by Corregidor to Alkermes pursuant to Section 5.2.1(ii), Corregidor will deliver to Alkermes a true and accurate report of all Collaboration Partner Revenue actually received by or on behalf of Corregidor or its Affiliates from Collaboration Partners in such Calendar Quarter, and within [***] after delivery of this report to Alkermes, Corregidor will pay to Alkermes the Royalty payment due on Collaboration Partner Revenue or Milestone Payments as described in such report.

5.5. Manner of Payments. All consideration payable to Alkermes under this Agreement shall be paid in Dollars. All sums due to Alkermes under this Article 5 will be payable by bank wire transfer in immediately available funds to such bank account(s) as Alkermes may designate from time to time. Corregidor will endeavor to notify Alkermes as to the date and amount of any such wire transfer in no event later than the Business Day of such transfer.

5.6. Withholding. Alkermes shall be responsible for any and all income or other taxes required by law to be withheld or deducted from any of the Royalty and other payments made hereunder (“Withholding Taxes”), and Corregidor may deduct from any amounts that Corregidor is required to pay pursuant to Section 5.4 an amount equal to such Withholding Taxes. Alkermes shall provide Corregidor any information necessary to determine the Withholding Taxes. Such Withholding Taxes shall be paid to the proper taxing authority for Alkermes’ account and evidence of such payment shall be secured and sent to Alkermes within [***] of such payment. Corregidor will give notice of its intention to begin withholding any Withholding Taxes hereunder in advance of such withholding. In the event of such withholding, the Parties agree to confer regarding other reasonable, lawful measures to minimize such withholding.

5.7. Foreign Exchange. Whenever for the purposes of calculating the Royalties payable under Section 5.4 conversion from any foreign currency shall be required, all amounts shall first be calculated in the currency of sale and then converted into Dollars by applying the rate of exchange listed in the New York edition of The Wall Street Journal for the last Business Day of each month during the applicable Calendar Quarter.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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5.8. Late Payments. Without limitation on other available rights or remedies, any payments or portions thereof due hereunder that are not paid at the latest [***] following the date such payments are due under this Agreement will bear interest at the lower of (i) [***] above the overnight London Inter-Bank Offer Rate (LIBOR) rate in effect on the due date, or (ii) the maximum rate permitted by Applicable Law, calculated on the number of days such payment is delinquent.

5.9. Third Party Payments. Without making any reduction in the Royalties payable pursuant to Section 5.2 hereof, Corregidor shall be responsible for obtaining any licenses to, and paying compensation for the use of, any patents, patent applications and other intellectual property rights owned by Third Parties and necessary or useful for the manufacture, use, sale, offer for sale or import of any Licensed Product in the Territory and that are not licensed hereunder to Corregidor.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1. Representations and Warranties of Alkermes. Alkermes hereby represents and warrants to Corregidor as of the Effective Date as follows:

(a) Corporate Existence and Power. Alkermes is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has full corporate power and authority to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. Alkermes has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. Alkermes has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by Alkermes and constitutes a legal, valid and binding obligation of Alkermes that is enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law).

(c) No Conflict. The execution, delivery and performance of this Agreement by Alkermes does not conflict with, and would not result in a breach or violation of or constitute a default under (i) any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) the provisions of its charter or operative documents or bylaws; (iii) any material license, franchise, permit or other similar authorization related to the transactions contemplated hereby; or (iv) any material Applicable Law, or any judgment, decree or order of any court, governmental body or administrative or other agency having jurisdiction over it.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alkermes.

(e) Title to Pulmonary Patents. Except as set forth in Schedule 6.1(e) hereof, Alkermes is conveying to Corregidor good and marketable title to the Pulmonary Patents existing as of the Effective Date free and clear of restrictions on, or conditions to, transfer or assignment and free and clear of mortgages, security interests, licenses, liens, encumbrances, or rights of others to possession or use.

(f) Patent Invalidity and Unenforceability; No Other Patents. Except as set forth in Schedule 6.1(f) hereof, no Third Party has filed (such that it is pending as of the Effective Date), or to the actual knowledge of the General Counsel of Alkermes, as of the Effective Date threatened in writing to file, any claim, lawsuit, charge, complaint or other action alleging that the Alkermes Patents are invalid or unenforceable, and the Alkermes Patents are not subject to a pending interference, opposition or appeal of an opposition. Except as set forth in Schedule 6.1 (f) hereof, the Alkermes Patents constitute all patent applications and patents Controlled by Alkermes immediately prior to the Effective Date that claim the manufacture, use or composition of matter of the Licensed Products that are within the scope of the Business.

(g) Contracts. The MIT Patent License Agreement, the Penn State License Agreement, and the Acusphere Agreements are in full force and effect. With respect to each such agreement, Alkermes is not in material breach or default with respect to its obligations thereunder. Except as set forth in Schedule 6.1(g) hereof, to the actual knowledge of the General Counsel of Alkermes, no counterparty to any of these agreements is in material breach or default with respect to such party’s obligations thereunder.

(h) Right to License. Alkermes has the right to grant the license under the Alkermes Know-How granted hereunder and has not assigned, transferred, conveyed, sublicensed or otherwise encumbered any right, title and interest in the Alkermes Know-How inconsistent with the terms of this Agreement.

(i) Title to Equipment and Inhalers. Except as set forth in Schedule 6.1(i) hereof and subject to Alkermes’ retained right, title and interest in and to the Alkermes Know-How that is described in or embodied in the Equipment and the Inhalers, Alkermes is conveying to Corregidor good and marketable title to the Equipment and Inhalers free and clear of restrictions on, or conditions to, the transfer or assignment thereof, free and clear of mortgages, security interests, licenses, liens, encumbrances, or rights of others to possession or use; provided, however, that all Equipment and Inhalers are transferred to Corregidor on an “as is” “where is” basis without any other representation or warranty of any kind, either expressed or implied, including any warranty as to the design, quality or condition of the Equipment or Inhalers, any warranty of merchantability or fitness of the Equipment or Inhalers for any particular purpose or as to any other matter relating to the Equipment or the Inhalers or any part thereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(j) Third Party Claims. Except for claims that were settled pursuant to the Acusphere Agreements, Alkermes has not received any written claims from any Third Party that the manufacture, use or sale of Licensed Products that are within the scope of the Business infringe any patents or patent applications of such Third Party.

Except as set forth in this Section 6.1, Alkermes makes no representations or warranties of any kind. Specifically Alkermes does not warrant the validity or enforceability of the Alkermes Patents, and makes no representations whatsoever with regard to the scope of the Alkermes Patents, or that the Alkermes Patents and Alkermes Know-How may be exploited without infringing other patents or other intellectual property rights of Third Parties. Alkermes MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE of any subject matter defined by the claims of the Alkermes Patents and Alkermes Know-How. References in the foregoing representations and warranties to “actual knowledge” mean the actual knowledge of the referenced person with respect to the specified matter as of the time the representation is made, after making reasonable inquiry of other members of his/her department and reviewing the files of his/her department that he/she reasonably expects would contain relevant information.

6.2. Representations and Warranties of Corregidor. Corregidor hereby represents and warrants to Alkermes as of the Effective Date as follows:

(a) Corporate Existence and Power. Corregidor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. Corregidor has the corporate power and authority to enter into this Agreement and perform its obligations hereunder. Corregidor has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered by Corregidor and constitutes a legal, valid and binding obligation of Corregidor that is enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law).

(c) No Conflict. The execution, delivery and performance of this Agreement by Corregidor does not conflict with, and would not result in a breach or violation of or constitute a default under (i) any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) the provisions of its charter or operative documents or bylaws; (iii) any material license, franchise, permit or other similar authorization related to the transactions contemplated hereby; or (iv) any Applicable Law, or any judgment, decree or order of any court, governmental body or administrative or other agency having jurisdiction over it.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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(d) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Corregidor.

Except as set forth in this Section 6.2, Corregidor makes no representations or warranties of any kind.

ARTICLE 7

INDEMNIFICATION

7.1. Indemnification by Alkermes. Alkermes hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Corregidor and its officers, directors, agents and employees (collectively, the “Corregidor Indemnitees”) from and against any and all Losses arising out of (i) any of Alkermes’ representations and warranties set forth in Section 6.1 of this Agreement being untrue in any material respect on the Effective Date; (ii) the failure to perform, in any material respect, any covenant or agreement of Alkermes set forth in this Agreement; (iii) the Retained Liabilities or (iv) the research, development, making, having made, using, or importing of Licensed Products by, on behalf of, or under the authority of Alkermes prior to the Effective Date. Third-Party claims, suits, actions or demands subject to indemnification and hold harmless obligations hereunder shall not include any claims, suits, actions or demands asserted by any agent of Alkermes.

7.2. Indemnification by Corregidor. Corregidor hereby agrees to Indemnify Alkermes and its officers, directors, agents and employees (collectively, the “Alkermes Indemnitees”) from and against any and all Losses arising out of (i) any of Corregidor’s representations and warranties set forth in Section 6.2 of this Agreement being untrue in any material respect on the Effective Date; (ii) the failure to perform, in any material respect, any covenant or agreement of Corregidor set forth in this Agreement; (iii) the Assumed Liabilities or (iv) except to the extent such Losses are required to be indemnified by Alkermes pursuant to Section 7.1(iv) hereof, the research, development, making, having made, using, importing, selling, or offering for sale of Licensed Products by, on behalf of, or under the authority of Corregidor, its Affiliates or Collaboration Partners. Third-Party claims, suits, actions or demands subject to indemnification and hold harmless obligations hereunder shall not include any claims, suits, actions or demands asserted by any agent or Collaboration Partner of Corregidor.

7.3. Indemnification Procedures. The following procedures shall apply to any Third Party claim, suit, action or demand for which the Corregidor Indemnitees or Alkermes Indemnitees, as the case may be (the “Indemnified Party”), may be entitled to indemnification under this Article 7 (a “Claim”). To be eligible to be Indemnified for a Claim, the Indemnified Party shall (i) provide the Party required to Indemnify the Indemnified Party (the “Indemnifying

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Party”) with prompt written notice of the Claim giving rise to the indemnification obligation under this Article 7, provided that, the failure to provide prompt notice shall not relieve the Indemnifying Party of any of its obligations under this Article 7 except to the extent the Indemnifying Party is actually prejudiced thereby; (ii) provide the Indemnifying Party with the exclusive ability to defend (with the reasonable cooperation of the Indemnified Party) against the Claim; and (iii) not settle, admit or materially prejudice the Claim, without the Indemnifying Party’s prior written consent. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of any Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in and have counsel selected by it participate, at the Indemnified Party’s expense, in any action for which the Indemnified Party seeks to be Indemnified by the Indemnifying Party. The Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment with respect to, any Claim, without the prior written consent of the Indemnified Party, which will not be unreasonably withheld or delayed; provided that, the Indemnifying Party may settle or compromise any Claim in its absolute discretion if the settlement or compromise provides for an unconditional release of, and does not impose any requirements on or have any material adverse effect on, the Indemnified Party.

7.4. Limitations on Indemnification. A Party’s obligation to Indemnify the Alkermes Indemnitees or Corregidor Indemnitees, as the case may be, pursuant to this Article 7 shall not apply to the extent of (i) any Losses that arise from the negligence, bad faith or intentional misconduct of an Alkermes Indemnitee if the party seeking indemnification is an Alkermes Indemnitee or a Corregidor Indemnitee if the party seeking indemnification is a Corregidor Indemnitee; (ii) any Losses that arise from the breach of this Agreement by an Alkermes Indemnitee if the party seeking indemnification is an Alkermes Indemnitee or a Corregidor Indemnitee if the party seeking indemnification is a Corregidor Indemnitee; or (iii) the failure by the party seeking indemnification to take reasonable action to mitigate any Losses.

7.5. Overlapping Claims. Notwithstanding Section 7.1 and Section 7.2, in the event a Claim relates to periods or matters for which both of Alkermes and Corregidor may have responsibility or for which each of the Parties may have indemnification obligations to the other under this Article 7, (i) if either Party elects to join the defense of such Claim to be commenced by the other Party, then (A) Corregidor and Alkermes shall jointly select counsel to represent the Parties in the defense of the Claim and the Parties shall share all attorneys’ fees and legal costs related to the Claim based on the portion of the matter or period underlying the Claim for which each Party has responsibility and, if necessary, a Party shall reimburse the other Party for any payment for attorneys’ fees and legal costs related to the Claim in excess of such other Party’s proportional share; (B) Corregidor and Alkermes shall jointly decide upon all matters, including strategy, related to the defense of the Claim; (C) the Parties shall provide all reasonable cooperation to each other and the selected counsel in the defense of such Claim; (D) each Party shall have the right to have independent counsel selected by it participate, at such Party’s sole expense, in the preparation of, and discussions related to, the defense of such Claim; (E) neither Party shall settle or compromise, or consent to the entry of any judgment with respect to, any such Claim, without the prior written consent of the other Party, which will not be unreasonably withheld or delayed; and (F) each Party shall pay that portion of any damages or settlement

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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amounts resulting from any such Claim which relates to the period(s) or matter(s) for which it has responsibility under this Agreement; or (ii) if a Party elects not to join the defense of such Claim to be commenced by the other Party, then (A) such other Party shall defend against such Claim, and the Parties shall share all attorneys’ fees and legal costs related to the Claim based on the portion of the matter or period underlying the Claim for which each Party has responsibility and, if necessary, a Party shall reimburse the other Party for any payment for attorneys’ fees and legal costs related to the Claim in excess of such other Party’s proportional share; (B) the Parties shall reasonably cooperate in the defense of any such Claim; (C) such Party shall have the right to subsequently participate in and have counsel selected by it participate, at such Party’s expense, in any action or dispute resolution related to such Claim; (D) the other Party shall not settle or compromise, or consent to the entry of any judgment with respect to, any such Claim, without the prior written consent of such Party, which will not be unreasonably withheld or delayed; and (E) each Party shall pay that portion of any damages or settlement amounts resulting from any such Claim which relates to the period(s) or matter(s) for which it has responsibility under this Agreement. Notwithstanding the foregoing, nothing in this Section 7.5 shall give either Party a right to obtain or receive Confidential Information of the other Party whose disclosure is not otherwise contemplated by this Agreement.

7.6. Insurance. Each Party shall at its own expense procure, within [***] of the Effective Date, and maintain during the Term, insurance policy/policies, including (i) Commercial General Liability insurance, including coverage for products and completed operations and contractual liability (including coverage for advertising and personal injury), and (ii) Product Liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated. All such policies will be written by insurance companies with an A.M. Best’s rating (or its equivalent) of A or better. Notwithstanding the foregoing, beginning on the date Corregidor initiates a Phase 1 Clinical Trial, Corregidor shall procure and maintain Commercial General Liability insurance, including coverage for products and completed operations and contractual liability (including coverage for advertising and personal injury), and Product Liability insurance (each policy to be maintained for a period of at least [***] after the expiration or termination of this Agreement, in the event the policy is a claims made form) in each case with a limit of no less than [***] for each occurrence. Any insurance shall not be construed to create a limit of the insuring Party’s liability with respect to its indemnification obligations under this Article 7. Each Party shall provide the other Party with written evidence of such insurance upon request, Each Party shall provide the other with written notice at least [***] prior to a cancellation, suspension, non-renewal or material change in such insurance which would reasonably be expected to materially adversely affect the rights of the other Party hereunder. Each Party’s insurance hereunder shall be primary with respect to the obligations for which such Party is liable hereunder and non-contributing with respect to the obligations for which such Party is to be indemnified by the other Party.

7.7. Non-Duplicative Payments. In calculating amounts payable to an Indemnified Party, the amount of the Indemnified Losses shall not be duplicative of any other Loss for which an indemnification claim has been made and shall be computed net of (i) payments recovered by the Indemnified Party under any insurance policy with respect to such Losses, and (ii) any recovery by the Indemnified Party from any Person with respect to such Losses.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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7.8. Limitation of Liability. Except pursuant to their indemnification and hold harmless obligations set forth in Sections 7.1 and 7.2, neither Party shall be responsible to the other Party for any special, indirect, incidental, exemplary, punitive or consequential damages arising out of or resulting from this Agreement.

7.9. Survival. The representations and warranties of the Parties contained in Sections 6.1 and 6.2 shall survive the Effective Date for [***]. The Parties intend for the preceding sentence to shorten the otherwise applicable statute of limitations and agree that no claims (other than claims of, or causes of action arising from, fraud) may be brought based upon, directly or indirectly, any of the representations and warranties contained in this Agreement on or after the date that is [***] after the Effective Date.

ARTICLE 8

RECORDS; AUDIT

8.1. Financial Statements. Corregidor shall deliver to Alkermes the following financial statements of Corregidor:

(a) within [***] after the end of each month, Corregidor shall use reasonable efforts to deliver unaudited statements of income and of cash flows for such month, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such month all prepared in accordance with U.S. GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with U.S. GAAP);

(b) within [***] after the end of each Calendar Quarter, Corregidor shall deliver unaudited statements of income and of cash flows for such Calendar Quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such Calendar Quarter all prepared in accordance with U.S. GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with U.S. GAAP); and

(c) within [***] after the end of each Calendar Year, Corregidor shall deliver: (i) a balance sheet as of the end of such Calendar Year, (ii) statements of income and of cash flows for such Calendar Year, and a comparison between (x) the actual amounts as of and for such Calendar Year and (y) the comparable amounts for the prior Calendar Year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such Calendar Year, and (iii) a statement of stockholders’ equity as of the end of such Calendar Year, all such financial statements audited and certified by independent public accountants of nationally or regionally recognized standing selected by Corregidor and approved by Alkermes, which approval shall not be unreasonably withheld or delayed.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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With respect to each of the financial statements called for in this Section 8.1, Corregidor shall deliver to Alkermes, an instrument executed by the chief financial officer and chief executive officer of Corregidor (or person having equivalent functional responsibility) certifying that such financial statements were prepared in accordance with U.S. GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Sections 8.1(a) or 8.1(b)) and fairly present the financial condition of Corregidor and its results of operation for the periods specified therein. In addition, with respect to the financial statements called for in Section 8.1(c), Corregidor shall deliver to Alkermes the auditor’s report, including opinions, scorecards, recorded changes and other ancillary documents. If, for any period, Corregidor has any subsidiary whose accounts are consolidated with those of Corregidor, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of Corregidor and all such consolidated subsidiaries.

8.2. Royalty Records; Audit. Corregidor shall keep or cause to be kept such records as are required to determine, in a manner consistent with U.S. GAAP, as applicable, the accuracy of the calculation of all Net Sales and Royalties payable under this Agreement; provided that any Collaboration Partner that does not keep records in accordance with U.S. GAAP shall keep such records in accordance with the equivalent accounting practices to which it adheres. Such records shall be retained for no less than a [***] period following the year in which any payments of Royalties were made hereunder. Not more than once per Calendar Year, and once within [***] after the end of the Term, Alkermes shall have the right to engage, at its own expense, an independent certified public accountant appointed by Alkermes and reasonably acceptable to Corregidor, to examine, in confidence, the records of Corregidor as may be necessary to determine, with respect to any Calendar Year or portion thereof, the correctness or completeness of any payment required to be made by Corregidor under this Agreement; provided, however, that the books and records for any particular Calendar Year shall only be subject to one such audit. Such independent public accountant shall enter into an appropriate confidentiality agreement with Corregidor. All information contained in any report of such independent public accountant to Alkermes shall be deemed Confidential Information of Corregidor hereunder. A copy of such report will be provided to Corregidor at the same time it is provided to Alkermes. Such report shall not disclose any information except that which should properly be contained in a Royalty report required under this Agreement, but may include, in the event the accountant shall be unable to verify the correctness of any or all of such payment, the unverifiable amount of such payment and information relating to why any or all of such payment is unverifiable. If any audit performed evidences an underpayment by Corregidor of any amounts or payments owing hereunder, Corregidor shall promptly pay the amount of such underpayment to Alkermes with interest thereon calculated in accordance with Section 5.8. If any audit performed under this Section 8.2 discloses an underpayment of [***] or more from the amount due to Alkermes hereunder for the period under audit, Corregidor shall bear the full cost of the performance of such audit. Any overpayment shall be fully creditable against amounts subsequently payable by Corregidor to Alkermes under this Agreement. Each Collaboration Partner shall be required to keep and maintain records and to permit them to be audited by Alkermes to the same extent required by this Section 8.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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ARTICLE 9

CONFIDENTIALITY

9.1. Treatment of Confidential Information. The Parties agree that during the Term, and for a period of [***] after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information; (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party, except for disclosures to its and its Affiliates’ employees, actual or potential Collaboration Partners, independent contractors, advisors, investors, actual or potential acquirers and agents who have a need to know such Confidential Information to perform such Party’s obligations hereunder and who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Section 9.1 (“Permitted Recipients”); and (iii) not use such Confidential Information for any purpose other than the performance of this Agreement. Each Party shall be responsible for any breach of the obligations set forth in this Article 9 by its Permitted Recipients.

9.2. Authorized Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other Party to the extent and to the Persons as required by Applicable Law, legal process, court order or the rules of the National Association of Securities Dealers or of a Regulatory Authority; provided, however, that the Party required or intending to disclose the other Party’s Confidential Information shall, to the extent permitted by such Applicable Law, process, order or rules, first have given prompt notice to such other Party to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party. Notwithstanding anything to the contrary in Section 9.1, Corregidor may also disclose the Confidential Information of Alkermes to the extent required in its reasonable judgment to Develop, Manufacture and Commercialize Licensed Products pursuant to this Agreement, including to (i) prosecute patent applications directed to Licensed Products and as otherwise contemplated in this Agreement, (ii) make filings and submissions to, or correspond or communicate with, Regulatory Authorities, (iii) conduct discussions with actual or potential investors, Collaboration Partners, acquirers or Distributors, and (iv) secure, operate and maintain appropriate facilities and capabilities to support, and otherwise to conduct, the Development, Manufacture and Commercialization of Licensed Products pursuant to this Agreement.

Notwithstanding the foregoing, in the event that Corregidor discovers in the Documentation any Confidential Information of Alkermes that it believes may comprise any Confidential Information of Eli Lilly and Company, then Corregidor shall promptly provide such Confidential Information to Alkermes. If Alkermes confirms that such Confidential Information comprises Confidential Information of Eli Lilly and Company, then Corregidor shall maintain such Confidential Information in confidence and not disclose it to any Third Party.

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In addition, notwithstanding the foregoing, in the event that Corregidor discovers any Confidential Information of Alkermes that it believes comprises detailed information relating to pharmaceutical product formulations or pharmaceutical product manufacturing processes that does not fall within the exceptions set forth in Sections 1.27 (a) through (d) (“Alkermes Proprietary Information”), and if Corregidor wishes to disclose such Confidential Information to a Third Party in connection with disclosures permitted pursuant to subsections (iii) and (iv) above, then Corregidor may disclose such Confidential Information pursuant to a written agreement with a Third Party that imposes an obligation of non-use for any purpose other than the Development, Manufacture or Commercialization of Licensed Products or for the conduct of Corregidor’s business, and imposes obligations of confidentiality and non-disclosure, all for a period of at least [***] from the date of disclosure (a “Proprietary Information CDA”). If Corregidor desires to confirm whether such Confidential Information of Alkermes constitutes Alkermes Proprietary Information, Corregidor may provide such Confidential Information to Alkermes for review at least [***] prior to the date of its intended disclosure to obtain such confirmation; provided, however, that if Corregidor provides to Alkermes an amount of Confidential Information for review that is greater in quantity than the amount of material that could reasonably be reviewed during a [***] period, such period shall be extended accordingly. If during such [***] (or appropriately extended) period, Alkermes confirms that such Confidential Information comprises Alkermes Proprietary Information, then Alkermes will notify Corregidor of such confirmation prior to expiration of such [***] (or appropriately extended) period. Following the receipt of such confirmation, Corregidor may only disclose such Confidential Information pursuant to Proprietary Information CDA. If Alkermes does not confirm that such Confidential Information comprises Alkermes Proprietary Information during such time period, then Corregidor shall be free to make such disclosure of such Confidential Information to such Third Party without a Proprietary Information CDA.

9.3. Publicity; Terms of Agreement. The Parties agree that the existence of and the material terms of this Agreement shall be considered Confidential Information of both Parties. Except as otherwise required by Applicable Law or applicable stock exchange requirements as set forth below, or as expressly permitted by the terms of this Agreement, neither Alkermes nor Corregidor shall, and each of them shall cause their respective representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other Party, which approval shall not be unreasonably withheld or delayed. The Parties agree to issue a joint press release in a form that is mutually agreed to by the Parties to announce the execution of this Agreement. Routine references to this Agreement and the terms hereof in the context of disclosures or publications regarding a Party’s business in general will be allowed in the usual course of a Party’s business. If in the reasonable opinion of a Party’s legal counsel, a public announcement is required by Applicable Law or applicable stock exchange requirements, then, to the extent permissible by Applicable Law, the disclosing Party will provide the other Party notice reasonable under the circumstances of such intended announcement and will consult with the other Party with respect to the nature and scope of such intended announcement. In addition to the foregoing, with respect to complying with the disclosure requirements of the Securities and Exchange Commission (“SEC”), in connection with any required SEC filing of this Agreement, the Parties shall consult with one another concerning which terms of this Agreement shall be requested to be redacted in any public disclosure of the Agreement by such agencies.

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ARTICLE 10

TERM AND TERMINATION

10.1. Term. Subject to the following provisions, this Agreement shall commence on the Effective Date and, unless sooner terminated as provided in Section 4.2 or as provided in this Article 10, will continue in effect until the expiration of all Corregidor’s Royalty payment obligations as set forth in this Agreement (such period, the “Term”).

10.2. Termination by Alkermes. Upon any Default by Corregidor under this Agreement, Alkermes may notify Corregidor in writing of such Default and require that Corregidor cure such Default within forty-five (45) days of Alkermes’ notice. In the event Corregidor shall not have cured the Default by the end of the forty-five (45) day grace period, Alkermes may elect to terminate this Agreement effective upon a second written notice to Corregidor. No Default as defined in Section 1.31(i) shall be deemed to have occurred by Corregidor under this Section 10.2 unless Alkermes shall have given notice thereof to Corregidor under this Section 10.2 prior to the eighteen (18) month anniversary of the Effective Date. Notwithstanding the foregoing, if Corregidor commits a Default with respect to (i) any obligation to provide information or reports to Alkermes pursuant to this Agreement or (ii) any obligation pursuant to Section 9.2 with respect to the disclosure of Alkermes Proprietary Information, Alkermes shall not have the right to terminate this Agreement pursuant to this Section 10.2 unless such Default has a material adverse effect on Alkermes. In addition, if Corregidor commits a Default under Section 4.4 of this Agreement, Alkermes shall not have the right to terminate this Agreement but instead may select the remedy established by Section 10.7. For clarity, notwithstanding Section 12.1, Alkermes shall not have the right to terminate this Agreement pursuant to this Section 10.2 for any default by Corregidor under the Sublease or the Equity Investment Agreements, or the Promissory Note or the Security Agreement if the latter two agreements become effective; provided, however, that (i) any failure to issue Series A Preferred Stock of Corregidor to Alkermes pursuant to Section 1.2(b) or 1.3(a) of the Series A Preferred Stock Purchase Agreement (which is one of the Equity Investment Agreements) after the Effective Date, or (ii) any failure of the requisite number of Stockholders and Key Holders (each as defined in the Voting Agreement (which is also one of the Equity Investment Agreements)) to vote, or cause to be voted, their Shares (as defined in the Voting Agreement) to elect a person designated by Alkermes to the Board of Directors of Corregidor pursuant to the terms of the Voting Agreement, which failure leads to the Alkermes designee not becoming or remaining a member of the Board of Directors of Corregidor, shall be deemed to be a Default by Corregidor hereunder, except in the event of (i) a written waiver by Alkermes of its right to designate a member of the Board of Directors of Corregidor, (ii) a written agreement by Alkermes to amend the Voting Agreement to eliminate its board designation rights or (iii) the termination of the Voting Agreement pursuant to its terms.

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10.3. Termination by Corregidor.

10.3.1. Termination for Convenience. Commencing one hundred eighty (180) days after the Effective Date, Corregidor will have the right to terminate this Agreement at any time by providing ninety (90) days prior written notice to Alkermes.

10.3.2. Termination upon Default by Alkermes. Upon any Default by Alkermes under this Agreement, Corregidor may notify Alkermes in writing of such Default and require that Alkermes cure such Default within forty-five (45) days of Corregidor’s notice. In the event Alkermes shall not have cured the Default by the end of the forty-five (45) day grace period, Corregidor may elect to terminate this Agreement effective upon a second written notice to Alkermes. No Default as defined in Section 1.31(i) shall be deemed to have occurred by Alkermes under this Section 10.3 unless Corregidor shall have given notice thereof to Alkermes under this Section 10.3 prior to the eighteen (18) month anniversary of the Effective Date.

10.4. Right to Terminate Upon Bankruptcy. Either Party may, in addition to any other remedies available to it by Applicable Law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, by notice to the other Party in the event (i) the other Party has become bankrupt or has made an assignment for the benefit of its creditors; (ii) there has been appointed a trustee or receiver for the other Party or for all or a substantial part of its property; or (iii) any case or proceeding has been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other Applicable Law of any jurisdiction now or hereafter in effect, and any such event has continued for sixty (60) days undismissed, unbonded and/or undischarged.

10.5. Survival of License to Corregidor upon Alkermes’ Bankruptcy. All rights and licenses granted under this Agreement by Alkermes to Corregidor are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code. The Parties agree that Corregidor, as licensee of such rights, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy of Alkermes.

10.6. Effects of Termination. Upon termination of this Agreement pursuant to Sections 10.2, 10.3, or 10.4:

(a) License Grant. Upon the termination of this Agreement, all licenses and rights granted to Corregidor hereunder will terminate, and except as provided herein, Corregidor shall immediately cease all Development, Commercialization and Manufacture of Licensed Products.

(b) Termination of Sublease. Upon the termination of the Agreement, at Alkermes’ request, the Sublease will terminate.

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(c) Promissory Note. With respect to any termination of this Agreement, the Promissory Note, if then in force, will be governed by the terms and conditions set forth therein.

(d) Corregidor Obligations. Following the effective date of termination of this Agreement, Corregidor shall perform each of the following obligations, but only at Alkermes’ request:

(i) Corregidor shall transfer and assign to Alkermes all of Corregidor’s right, title and interest in and to the Pulmonary Patents. Corregidor shall promptly execute, or procure the execution of, such formal documents of sale and/or assignment as may be required consistent with the terms and conditions of this Agreement to formally record the change of title to the Pulmonary Patents to Alkermes. Corregidor shall instruct its patent counsel that the Pulmonary Patents have been assigned to Alkermes and that the counsel must look to Alkermes for further instructions with respect to the Pulmonary Patents, which instructions shall be undertaken at Alkermes’ expense;

(ii) Corregidor shall transfer and assign to Alkermes all of Corregidor’s right, title and interest in and to the Equipment and any other machinery, equipment, instruments, laboratory equipment and apparatus, fixtures, tools, and other tangible assets purchased by Corregidor specifically in connection with the Licensed Products;

(iii) Corregidor shall transfer and assign to Alkermes all of Corregidor’s right, title and interest in and to the Inhalers (to the extent such inhalers then exist and are owned or controlled by Corregidor) and any other inhalers developed by or on behalf of Corregidor for use with any Licensed Product;

(iv) Corregidor shall ship to Alkermes any equipment and inhalers identified in Sections 10.6 d( ii) and (iii) that Alkermes designates for shipment (to the extent such inhalers then exist and are owned or controlled by Corregidor). Alkermes shall be responsible for all costs incurred, including freight, transportation and insurance, in connection with the shipment of such equipment and inhalers. Likewise, Alkermes shall bear the risk of loss for such equipment and inhalers upon delivery thereof to Alkermes’ carrier by Corregidor;

(v) Corregidor shall transfer and assign to Alkermes Corregidor’s rights, and Alkermes shall assume Corregidor’s obligations under, the MIT Patent License Agreement, the Penn State License Agreement and the Acusphere Agreements, except to the extent such rights and obligations relate to performance or non-performance under such agreements prior to the effective date of termination;

(vi) Corregidor shall transfer and assign to Alkermes all of Corregidor’s right, title and interest in and to the Documentation, and any other manufacturing documentation directly related to the Licensed Products, including standard operating procedures, facility documentation and manufacturing batch records. Corregidor shall promptly transfer to Alkermes copies of such documentation;

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(vii) Corregidor shall promptly transfer and assign to Alkermes all of Corregidor’s and its Affiliates’ right, title and interest in and to the Pulmonary INDs and any other INDs Corregidor or its Affiliates have filed with respect to any Licensed Product in any country in the Territory. Corregidor and its Affiliates will execute all documents and take all actions that may be necessary to transfer the title to such INDs to Alkermes. Corregidor will also promptly, at Alkermes’ request, transfer to Alkermes copies of such 1NDs;

(viii) Corregidor shall promptly transfer and assign to Alkermes all of Corregidor’s and its Affiliates’ right, title and interest in and to any Regulatory Approvals for any Licensed Product in any country in the Territory. Corregidor and its Affiliates will execute all documents and take all actions that may be necessary to transfer the title to such Regulatory Approvals to Alkermes. Corregidor will also promptly, at Alkermes’ request, transfer to Alkermes copies of such materials as well as copies of Corregidor’s and its Affiliates’ records of all communications with Regulatory Authorities relating to Licensed Products;

(ix) Corregidor shall promptly transfer to Alkermes a copy of the content of all safety and clinical databases relating to all Licensed Products existing as of the effective date of termination, to the extent owned or controlled by Corregidor at such time. In addition, Corregidor shall promptly transfer to Alkermes copies of all other material safety, pre-clinical and clinical data and information in its or its Affiliates’ possession or control as of the effective date of termination relating to the Licensed Products, including all information required to be maintained by Corregidor or its Affiliates in connection with clinical trials of the Licensed Products conducted, sponsored or supported by or on behalf of Corregidor or its Affiliates;

(x) Corregidor and its Affiliates shall promptly assign to Alkermes or its nominee such agreements as Alkermes designates between Corregidor or its Affiliates, on the one hand, and Third Parties (excluding Collaboration Partners), on the other hand, that are freely assignable and relate solely to the Development, Commercialization or Manufacture of Licensed Products in the Territory; and

(xi) Corregidor shall execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate to transfer to Alkermes the foregoing rights and items.

(e) Notwithstanding anything to the contrary in this Section 10.6, if at the time of any such termination, Corregidor has a Collaboration Partner, and such Collaboration Partner is then in compliance with the agreement between Corregidor and such Collaboration Partner under which such Collaboration Partner has obtained a license, sublicense or other right to Develop and Commercialize Licensed Products, such Collaboration Partner shall be entitled, if it so elects by written notice to Alkermes within thirty (30) days after such termination of this Agreement becomes effective, to enter into a direct agreement with Alkermes pursuant to which such Collaboration Partner would be granted by Alkermes a license, sublicense or other right to continue to practice the rights granted to such Collaboration Partner by Corregidor; provided, however, that such license, sublicense or other rights would be no different in nature or scope than the rights granted to such Collaboration Partner by Corregidor under the rights and licenses

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granted by Alkermes to Corregidor pursuant to this Agreement. Notwithstanding the foregoing, if such Collaboration Partner did not, at the time of such termination of this Agreement, have the right to make the Licensed Products that are subject to the relevant license or sublicense from Corregidor, and such Collaboration Partner requires a license under the Alkermes Know-How and the Alkermes Patents (to the extent then owned or controlled by Alkermes) to manufacture Licensed Products to enjoy the benefit of the other rights granted to such Collaboration Partner by Corregidor, then, unless Alkermes, in its sole discretion, is willing to manufacture and supply such Licensed Products to such Collaboration Partner on the terms pursuant to which Corregidor was obligated to manufacture Licensed Products for such Collaboration Partner, Alkermes will grant to such Collaboration Partner a license under the Alkermes Know-How and the Alkermes Patents (to the extent then owned or controlled by Alkermes) to manufacture the relevant Licensed Products to the extent necessary to permit the Collaboration Partner to enjoy the benefit of such rights, provided, however, that such arrangement would not impose upon Alkermes any obligations that would be different in nature or scope from Alkermes’ obligations to Corregidor hereunder. Alkermes shall use commercially reasonable efforts to negotiate in good faith and enter into such a direct agreement within sixty (60) days after such termination becomes effective provided that such Collaboration Partner also uses commercially reasonable efforts to do the same.

10.7. Remedy for Default in Patent Prosecution or Maintenance. In the event Corregidor Defaults under Section 4.4 of this Agreement by failing to file, prosecute or maintain an Alkermes Patent in accordance with the terms and conditions of Section 4.4, then the Alkermes Patent that was the subject of such Default (the “Relevant Alkermes Patent”) shall be deemed to have issued or granted on the date of such Default in the relevant country or countries. In such case, all claims of such Relevant Alkermes Patent that were in existence on the date of such Default shall be deemed to be Valid Claims. In consequence, if a Licensed Product sold in a country is covered by such deemed Valid Claims of such Relevant Alkermes Patent, the duration and amount of Royalty payments by Corregidor to Alkermes pursuant to Sections 5.2.2 and 5.2.3 shall be calculated during the Deemed Term (as defined below) of such deemed Valid Claims in such country accordingly. The Parties acknowledge that Corregidor, to avoid Alkermes exercising its alternative remedy of terminating the Agreement upon a Default by Corregidor of Section 4.4, has proposed the payment of Royalties on the terms set forth in this Section 10.7, without regard for whether the Licensed Product that is effected by the Default is covered by an actual Valid Claim of an Alkermes Patent. Alkermes accepted Corregidor’s proposal, and the Royalty rates and Royalty duration applied to such sales of such Licensed Product reflect the mutual agreement of the Parties as to the value of Alkermes foregoing its alternative remedy of termination of this Agreement. A “Deemed Term” shall mean (i) for a Relevant Alkermes Patent that was issued in the relevant country on the date of such Default, the time period equal to the remaining term of such Relevant Alkermes Patent in such country had such Default not occurred, or (ii) for a Relevant Alkermes Patent that was a pending patent application on the date of such Default, the time period expiring upon the date that is [***] following the Launch of the Licensed Product in such country.

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10.8. Return of Confidential Information. Upon expiration or termination of this Agreement, each Party shall within [***] thereafter destroy all Confidential Information of the other Party in its possession and/or under its control; provided that, each Party shall have the right to retain one archival copy of Confidential Information for its legal files for the sole purposes of establishing its rights and determining its obligations under this Agreement. At the request of the other Party, a Party shall deliver a certification, executed by an officer of such Party, that all Confidential Information of the other Party has been destroyed as set forth in this Section 10.8, subject to the right to retain one archival copy as set forth in this Section 10.8.

10.9. Survival. The following provisions shall survive any expiration or termination of this Agreement: Sections 5.4-5.9 and Articles 7, 8, 9, 10 11 and 12, in each case only in the event and to the extent applicable, and subject to the terms and conditions stated therein. In addition, any other provision required to interpret and enforce the Parties’ rights and obligations under this Agreement will also survive, but only to the extent required for the full performance of this Agreement. Upon termination of this Agreement, for a period of [***] thereafter Corregidor, its Affiliates and Collaboration Partners shall have a continuing limited right to sell the Licensed Products that as of the effective date of termination are held in inventory by or on behalf of such parties; provided that, Corregidor, its Affiliates and Collaboration Partners shall only have such right for the sole purpose of selling such inventory; provided further, that with respect to any such Licensed Products, Corregidor shall pay the Royalties due under Section 5.2 of this Agreement and shall comply with all terms and conditions of this Agreement with respect thereto. Termination of this Agreement shall not relieve the Parties of any liability which accrued hereunder prior to the effective date of such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. The remedies provided in this Article 10 are not exclusive of any other remedies a Party may have in law or equity, including rights and remedies under the Bankruptcy Code.

ARTICLE 11

DISPUTE RESOLUTION

11.1. Disputes.

11.1.1. Objective. The Parties recognize that disputes, controversies or claims arising out of or relating to this Agreement, or the interpretation, breach, termination or invalidity hereof (each a “Dispute”), may from time to time occur during the Term. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes occurring with respect to this Agreement, in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 11 if and when a Dispute occurs with respect to this Agreement.

11.1.2. Resolution by Senior Executives. Unless otherwise specifically recited in this Agreement, any Disputes relating to the Agreement shall be first referred to the Chief Operating Officer of Alkermes and the Chief Executive Officer of Corregidor (the “Senior Executives”) for resolution by one Party (the “Complaining Party”) providing a dispute notice (the “Dispute Notice”) to the Senior Executives and the other Party. The Dispute Notice shall set

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concisely forth the Dispute, the Parties’ respective positions, and the specific relief requested. Within [***] after receipt of the Dispute Notice, the other Party (the “Responding Party”) shall provide a concise written response (the “Response”) to the Dispute Notice to the Senior Executives and the Complaining Party. The Senior Executives shall attempt to resolve the Dispute within [***] after their receipt of the Response. In the event that the Senior Executives cannot resolve a Dispute within this period, unless otherwise agreed by the Parties, then any Dispute may be referred by either Party to arbitration in accordance with Section 11.2 upon written notice to the other Party. Notwithstanding the foregoing any Dispute relating to the scope, validity or enforceability of an Alkermes Patent may only be determined in accordance with Section 11.4 hereof.

11.2. Arbitration. The Parties agree that any Dispute referred for arbitration by a Party pursuant to Section 11.1 or referred by Alkermes pursuant to Section 5.2 shall be resolved through binding arbitration in accordance with the CPR International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration, as amended from time to time (the “CPR Rules”). The Neutral Organization designated to perform the functions specified in the CPR Rules will be the CPR International Institute for Conflict Prevention and Resolution, or its successor organization. Any Dispute in which either Party seeks in excess of [***] in damages, or in which any equitable relief is sought by either Party, will be resolved by an arbitral tribunal consisting of three (3) arbitrators, one of whom will be designated by each Party in accordance with the CPR Rules, and a third arbitrator who will chair the tribunal and who will be selected as provided in the CPR Rules. The Parties shall use commercially reasonable efforts to select the arbitrator or arbitrators within [***] after such Dispute is referred for arbitration under this Section 11.2. Any other Dispute, including any Dispute referred by Alkermes pursuant to Section 5.2, will be submitted to a sole arbitrator, who shall be an individual with relevant experience in the biotechnology/pharmaceutical industry and who shall be appointed pursuant to the CPR Rules. The arbitrator(s) shall be instructed by the Parties to complete the arbitration within [***] after selection of the sole or final arbitrator. The arbitrator(s) shall, within [***] after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. Arbitration pursuant to this Section 11.2 shall be governed by the Federal Arbitration Act, 9 U.S.C. § § 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The arbitration proceedings shall be conducted in Boston, Massachusetts. Each Party shall continue to perform its obligations under the Agreements pending final resolution of any Dispute unless to do so would be impossible or impracticable under the circumstances. Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding. The Parties agree that they shall share equally the cost of arbitration filing and hearing fees, and the cost of the arbitrator(s). Each Party must bear its own attorney’s fees and associated costs and expenses. Notwithstanding the foregoing, with respect to any Dispute referred by Alkermes pursuant to Section 5.2, the Party whose judgment about whether or not the transaction at issue was a Trigger Transaction is determined by the arbitrator to be incorrect shall

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pay the cost of arbitration filing and hearing fees, and the cost of the arbitrator. Nothing contained in this Agreement shall deny or limit any relief, remedy or recovery to which a Party may otherwise be entitled under the Sublease, the Equity Investment Agreements, the Promissory Note or the Security Agreement.

11.3. Jurisdiction. For the purposes of this Article 11, the Parties agree to accept the jurisdiction of the federal courts located in the Commonwealth of Massachusetts for the purposes of enforcing awards entered pursuant to this Article and for enforcing the agreements reflected in this Article 11.

11.4. Determination of Disputes Relating to Patents and Other Intellectual Property. Notwithstanding the foregoing, any Dispute relating to the determination of scope, validity or enforceability of an Alkermes Patent shall be submitted exclusively to a court having jurisdiction over the disputed patent.

ARTICLE 12

MISCELLANEOUS

12.1. Entire Agreement; Amendment. This Agreement, including the Exhibits, the Schedules, the Bill of Sale, the Instrument of Assignment and Assumption, the Sublease, the Equity Investment Agreements, the Promissory Note (if applicable) and the Security Agreement (if applicable), constitute the entire agreement between the Parties related to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof; on the Effective Date of this Agreement, the Confidentiality Agreement is hereby superseded, provided that all Confidential Information disclosed therein shall be treated as if disclosed under, and shall be subject to the terms of, this Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to a writing referencing this Agreement and signed by an authorized officer of each Party.

12.2. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes (i) when delivered, if sent by recognized overnight courier or personally delivered, or (ii) upon confirmation of receipt, if sent by facsimile transmission (provided a duplicate hard copy is promptly delivered by one of the other foregoing means), in each case using the mailing addresses of the Parties as set forth below (or such other mailing addresses of which a Party is notified pursuant to this Section 12.2):

For Corregidor:	Corregidor Therapeutics, Inc. 384 Powder Mill Road Concord, Massachusetts 01742 Facsimile: 978-405-5142 Attn: Chief Executive Officer

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With a copy to:	Faber Daeufer & Rosenberg Bay Colony Corporate Center 950 Winter Street, Suite 4500 Waltham, MA 02451 Facsimile: 781-795-4747 Attn: Joseph Faber

For Alkermes:	Alkermes, Inc. 852 Winter Street Waltham, Massachusetts 02451 Facsimile: 781-890-6425 Attn: General Counsel

12.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as applied to agreements executed and performed entirely within the Commonwealth of Massachusetts, without regard to any applicable principles of conflicts of law.

12.4. Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

12.5. Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, except that either Party may make such an assignment of all its rights and obligations hereunder, without the other Party’s consent, to a Person that acquires all or substantially all of its business to which this Agreement relates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement shall be binding on the permitted successors and assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s permitted successors and assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 12.5 shall be null and void and of no legal effect.

12.6. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will become binding when any one or more

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counterparts hereof, individually or taken together, bear the signatures of both Parties. For the purposes hereof, an electronic or facsimile copy of this Agreement, including signed signature pages hereto, shall be deemed an original.

12.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

12.8. Headings. The heading for each article and section in this Agreement has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

12.9. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

12.10. Independent Contractors. The relationship between Corregidor and Alkermes created by this Agreement is one of independent contractors and neither Party shall have the power or authority to bind or obligate the other Party except as expressly set forth in this Agreement. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.

12.11. Use of Name. Except as expressly set forth in this Agreement, neither Party shall have the right to use in advertising, publicity, other promotional activities or otherwise any name, trade name, trademark, corporate logo or other designation of the other Party hereto or its Affiliates, including any contraction or abbreviation of any of the foregoing, unless the express written permission of such other Party has been obtained or as required by Applicable Law.

12.12. No Waiver. The Parties understand and agree that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. To be effective hereunder, any waiver of any right, power or privilege hereunder shall be in writing and signed by the Party against whom the waiver is sought to be enforced.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

12.13. Fees and Expenses. Regardless of whether or not the transactions contemplated by this Agreement are consummated, each Party shall bear its own fees and expenses incurred in connection with the negotiation and execution of this Agreement.

12.14. Force Majeure. Neither Party shall be liable to the other for delay or failure in the performance of the obligations on its part contained in this Agreement (other than obligations to pay any amounts due hereunder to the other Party), only if and to the extent that such failure or delay is due to circumstances beyond its control which it could not have avoided by the exercise of reasonable diligence and the delayed or non-performing Party notifies the other Party promptly when such circumstances arise, giving an indication of the likely extent and duration thereof, and promptly uses and continues to use all commercially reasonable efforts to resume performance of its obligations as soon as practicable.

12.15. No Set-Off. Neither Party shall have any right to set-off any amount owed to such first Party by the other Party under this Agreement, another agreement or otherwise from any amount owed by such first Party to the other Party hereunder, without the prior written consent of the other Party.

12.16. Nonsolicitation. During the Term, each Party agrees that it will not (i) recruit, solicit or induce any employee of the other Party to terminate his or her employment with such other Party, or (ii) hire or attempt to hire such employee. However, nothing set forth in this Section 12.16 shall prohibit a Party from indirectly recruiting, soliciting or inducing such employees to leave the other Party through the use of advertisements in trade journals, or hiring any employees who leave the other Party under such conditions.

12.17. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.18. No Other Rights. The Parties acknowledge and agree that, except as expressly set forth in this Agreement, neither Party (i) grants any rights or licenses to the other Party under this Agreement and (ii) shall have any rights or obligations under this Agreement except as expressly set forth herein.

[signature page follows]

Exhibit 10.2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.

REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

ALKERMES, INC.		CORREIGIDOR THERAPEUTICS, INC.

By:	/s/ Michael Landine	By:	/s/ Glenn Batchelder

Print Name:	Michael Landine	Print Name:	Glenn Batchelder

Title:	Senior Vice President	Title:	CEO

By:	/s/ Gordon Pugh

Print Name:	Gordon Pugh

Title:	Senior Vice President

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE NINETEEN PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [†].

Schedule 2.1.1

to

Asset Purchase and License Agreement

between Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

Country Name	Sub	Status	App #	Patent #	Issue Date	Comments

[†]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE THREE PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [—].

Schedule 2.1.2

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

Description	FEC ID#

[—]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Device	Location	Qty	Model	Additional Description
[***]	[***]	[***]	[***]	[***]

Network Device	Location	Qty	Model
[***]	[***]	[***]		[***]

Device	Location	Qty	Model	Additional Description
[***]	[***]	[***]	[***]	[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.1.3

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

AIR System

1.1.		Deposition Study
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
1.2.	—	p_MDI_w/Bud&EPI	—	—
—	[***]	[***]	[***]	—
1.3.	—	Tech Report – Formulation	—	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
1.4.	—	C2S Inhaler DMF	—	—
—	[***]	[***]	[***]	—

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE THIRTY ONE PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [———].

Brickyard Square Facility- 31

[———]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE EIGHTY EIGHT PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [¥].

EXECUTION COPY

Excipients

3.	—	Excipients	—	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—
—	[***]	[***]	[***]	—

[¥]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. WHERE EIGHT PAGES OF MATERIAL HAVE BEEN OMITTED, THE REDACTED MATERIAL IS MARKED WITH [‡].

Legacy Documents – SOPs

[‡]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 2.1.4

to Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

Molds

Mold #	Description
[***]

Assembly Equipment

[***]

Inspection Gages/Fixtures

Gage ID	Description

[***]

Inhalers

[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 2.1.5

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

Project	IND #	Date IND submitted	Current Status
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 6.1(e)

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 6.1(f)

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 6.1(g)

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXECUTION COPY

Schedule 6.1(i)

to

Asset Purchase and License Agreement

between

Alkermes, Inc.

and

Corregidor Therapeutics, Inc.

[***]

Exhibit A

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that as of December 27, 2010, the undersigned, Alkermes, Inc., a Pennsylvania corporation (“Seller”), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to Corregidor Therapeutics, Inc., a Delaware corporation (“Buyer”), all right, title and interest of Seller in and to the Assets (as defined in that certain Asset Purchase and License Agreement dated as of December 27, 2010 (the “Purchase Agreement”) by and between Seller and Buyer), subject to Seller’s retained right, title and interest in and to the Alkermes Know-How that is described in or embodied in certain of these Assets, as set forth in Section 2.1 of the Purchase Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

TO HAVE AND TO HOLD the aforesaid Assets unto Buyer to and for Buyer’s own proper use and benefit forever.

At any time or from time to time after the date hereof, at Buyer’s reasonable request and without further consideration, Seller shall execute and deliver to Buyer such other instruments of sale, assignment, transfer, conveyance and delivery, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to sell, assign, transfer, convey and deliver to Buyer, and to confirm Buyer’s title to, the aforesaid Assets, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the aforesaid Assets and to assist Buyer in exercising all rights with respect thereto.

Nothing set forth in the foregoing shall limit, expand or otherwise affect the rights and obligations of Buyer and Seller as set forth in the Purchase Agreement. In the event of any conflict between the terms and conditions of this Bill of Sale and a term or condition of the Purchase Agreement, the term or condition of the Purchase Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale as of the date first set forth above.

ALKERMES, INC.

By:
Name:
Title:

Exhibit B

INSTRUMENT OF ASSIGNMENT AND ASSUMPTION

THIS INSTRUMENT OF ASSIGNMENT AND ASSUMPTION is executed and delivered this 27th day of December 2010, by Alkermes, Inc., a Pennsylvania corporation (“Seller”), in favor of Corregidor Therapeutics, Inc., a Delaware corporation (“Buyer”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (defined below).

WHEREAS, Seller and Buyer are parties to an Asset Purchase and License Agreement, dated as of December 27, 2010 (the “Asset Purchase Agreement”), pursuant to the terms of which (a) Seller agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer agreed to purchase, acquire and accept from Seller, the Assets and (b) Seller and Buyer acknowledged and agreed that Buyer would assume and perform all Assumed Liabilities;

WHEREAS, Seller is contemporaneously herewith transferring the Assets to Buyer pursuant to the terms of the Asset Purchase Agreement; and

WHEREAS, in partial consideration therefor, the Asset Purchase Agreement requires Buyer to assume the Assumed Liabilities described in Section 2.4 of the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Seller does hereby sell, assign, transfer, convey and deliver to Buyer all right, title and interest of Seller in and to the Assets, subject to Seller’s ongoing right, title and interest in and to the Alkermes Know-How described in or embodied in certain of these Assets, as set forth in Section 2.1 of the Asset Purchase Agreement.

2. As of the date hereof, Buyer hereby assumes the Assumed Liabilities and agrees to perform all obligations and liabilities arising out of the Assumed Liabilities as and when due and performable.

3. Except as specifically provided in Section 2 above, and except as may otherwise be expressly provided in the Asset Purchase Agreement, Buyer has not assumed and shall not be bound by any liabilities of Seller.

4. The assumption of the Assumed Liabilities by Buyer shall not enlarge any rights of third parties and nothing herein or in any instrument of transfer shall prevent Buyer from contesting in good faith the claim of any third party with respect to any of the Assumed Liabilities. Nothing set forth in the foregoing shall limit, expand or otherwise affect the rights and obligations of Buyer and Seller as set forth in the Asset Purchase Agreement. In the event of any conflict between the terms and conditions of this Instrument and a term or condition of the Asset Purchase Agreement, the term of the Asset Purchase Agreement shall control.

5. At the reasonable request of Seller, Buyer shall (without compensation or charge) execute and deliver all such further instruments or perform all such further acts as may be reasonably necessary or desirable in order to effectively transfer and assign all the Assumed Liabilities to Buyer.

6. This Instrument shall be binding upon Buyer and its successors and permitted assigns and shall inure to the benefit of Seller and its successors and permitted assigns.

7. This Instrument may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and Seller have caused this instrument to be duly executed by its duly authorized representative as of the day and year above written.

BUYER:

CORREGIDOR THERAPEUTICS, INC.

By:
Name:
Title:

SELLER:

ALKERMES, INC.

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

PROMISSORY NOTE

$30,000,000	[ ], 201[ ]

For value received, the undersigned, Corregidor Therapeutics, Inc., a Delaware corporation (“Obligor”), hereby promises to pay to the order of Alkermes, Inc., a Pennsylvania corporation (“Lender”), whose principal office is at 852 Winter Street, Waltham, Massachusetts 02451, the original principal sum of $30,000,000 together with interest accruing in arrears from and including the date set forth above (the “Effective Date”) on the unpaid principal balance hereunder, computed daily and compounded quarterly, at the rate of [***] above LIBOR calculated on the first day of each calendar year during the remaining term hereof (the “Interest Rate”), payable as set forth below. At the option of Lender and to the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable hereunder, or otherwise from and after the occurrence and during the continuation of an Event of Default, shall be [***] per annum above the Interest Rate. Interest shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

This Note is issued in connection with that certain Asset Purchase and License Agreement by and between the Lender and Obligor, dated as of December 27, 2010 (as amended or restated from time to time, the “Purchase Agreement”), and is subject to the terms thereof. In Hoaddition, this Note is secured by, entitled to the benefits of, and governed by the terms and conditions of that certain Loan and Security Agreement by and between Obligor and Lender, of even date herewith (as amended or restated from time to time, the “Security Agreement”). Defined terms used but not defined herein shall have the meanings ascribed thereto in the Security Agreement.

Principal and interest hereunder shall be paid pursuant to and in accordance with the terms provided in the Security Agreement.

Payments shall continue on each successive Quarterly Due Date until all principal and interest hereunder have been paid in full.

This Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

All payments (including prepayments) to be made by Obligor shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Lender

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Account before 1:00 p.m. (Eastern Time) on the date when due. All payments received by the Lender after 1:00 p.m. (Eastern Time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day. Whenever any required payment would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All payments due to the Lender shall be effected by bank wire transfer to the Lender Account.

Any outstanding principal and any accrued and unpaid interest hereunder shall become immediately due and payable upon a Change in Control of the Obligor.

Upon the occurrence of any Event of Default, Lender may declare any or all Obligations of Obligor to Lender (including the unpaid principal hereunder and any interest due thereon), immediately due and payable without presentment, demand, protest or notice.

If this Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys’ fees, court costs and other costs for the enforcement of payment of this Note.

No waiver of any obligation of Obligor under this Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

This Note is delivered in and shall be enforceable in accordance with the internal domestic laws of the Commonwealth of Massachusetts (without regard to the conflicts of law provisions thereof), and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

This Note, and the indebtedness of Obligor to Lender evidenced hereby, shall not be subject to any setoff, recoupment, reduction, counterclaim or defense to payment, each of which is hereby expressly waived by Obligor. Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Security Agreement.

CORREGIDOR THERAPEUTICS, INC.

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attested:

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit D

SECURITY AGREEMENT

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (the “Agreement”) is made and entered into as of [            ], 201[    ] by and between Corregidor Therapeutics, Inc., a Delaware corporation (the “Obligor”), and Alkermes, Inc., a Pennsylvania corporation (the “Lender”).

RECITALS

WHEREAS, the Lender and the Obligor are party to that certain Asset Purchase and License Agreement, dated as of December 27, 2010 (as amended and/or restated from time to time, the “Purchase Agreement”), pursuant to which the Lender granted to the Obligor an option to purchase the Manufacturing Facility Equipment (the “Option”) upon the occurrence of certain triggering events, including the Resale Event and the Direct Sale Event;

WHEREAS, a Resale Event or a Direct Sale Event has occurred and the Obligor has exercised its Option to purchase the Manufacturing Facility Equipment pursuant to Section 3.13 of the Purchase Agreement and has, among other required actions, delivered to the Lender an Option exercise notice;

WHEREAS, the Purchase Agreement provides that in consideration of the sale, assignment, and transfer of the Manufacturing Facility Equipment, Obligor will issue to the Lender a promissory note in the form set forth as Exhibit A hereto (the “Note”), such Note to be in the original principal amount of $30,000,000 and to be secured by the Manufacturing Facility Equipment; and

WHEREAS, concurrently herewith, the Lender and the Obligor are entering into an amendment to the Purchase Agreement to (i) add the “Cost of Goods Manufactured” definition set forth herein to Article 1 of the Purchase Agreement, (ii) to provide for reporting of the number of units of Commercial Capsules sold and their Cost of Goods Manufactured in Section 5.4 of the Purchase Agreement, and (iii) to provide for the audit of Cost of Goods Manufactured, payments made hereunder and payments made under the Note in Section 8.2 of the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor and the Lender hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined, and terms which are defined in the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof are used herein as therein defined, and the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Collateral” shall have the meaning assigned to it in Section 4 of this Agreement.

“Commercial Capsule” shall mean a capsule containing drug substance formulated for pulmonary delivery, which capsule is incorporated into a Licensed Product.

“Cost of Goods Manufactured” shall mean one hundred percent (100%) of Obligor’s fully burdened Manufacturing cost of any Commercial Capsule incorporated into a Licensed Product, including but not limited to the cost of goods produced as determined by the Person performing (or contracting with a Third Party to perform) each stage of the Manufacturing process, including but not limited to facility costs, depreciation of capital expenditures, direct labor and equipment costs, material costs, product quality assurance/control costs (including testing), process improvements, manufacturing scale-up, manufacturing site qualification, manufacturing support costs conversion costs and overhead costs, all to the extent reasonably attributable to the Manufacture of such Commercial Capsules, as well as any other costs borne by the Manufacturing Person for transport, customs clearance and storage of Commercial Capsules, and inventory adjustments incurred in the normal course of business; provided, however, that “Cost of Goods Manufactured” shall not include the cost of any Protein and shall not exceed $[***] per Commercial Capsule. The Cost of Goods Manufactured shall exclude all costs of manufacturing any other components of Licensed Products other than the Commercial Capsule, such as but not limited to any Inhalers and kit components, and all final packaging for Commercial Capsules or Licensed Products. All components of Cost of Goods Manufactured shall be calculated in accordance with the applicable Person’s internal accounting policies and principles, which shall be in accordance with U.S. GAAP and applied consistently.

“Equity Investment Agreements” shall mean those Equity Investment Agreements as contemplated and defined in the Purchase Agreement.

“Lender Account” shall mean such bank accounts as the Lender may designate in writing to Obligor from time to time.

“LIBOR” shall mean the overnight London Inter-Bank Offer Rate.

“Obligations” means the unpaid principal amount of, and interest on, the Note and all other obligations and liabilities of the Obligor to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether arising under, out of or in connection with this Agreement and the Note, or otherwise, including, but not limited to, any and all costs of collection, including, but not limited to, reasonable attorneys’ fees, court costs and other costs arising from enforcement of the terms and conditions of this Agreement and the Note.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Permitted Lien” shall mean (a) liens for taxes if obligations with respect to such taxes are not delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; and (b) statutory liens of landlords of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by U.S. GAAP shall have been made for any such contested amounts.

“Protein” shall mean the protein component of the drug substance contained within a Commercial Capsule.

2. Promise to Pay; Issuance of Note.

(a) Subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Lender agrees to issue the Note to the Obligor and to deliver to the Obligor a Bill of Sale in substantially the form attached hereto as Exhibit B.

(b) The Obligor unconditionally promises to pay the Lender the Obligations when due in accordance with this Agreement and the Note, and Obligor shall execute and deliver the Note to the Lender in connection herewith.

3. Interest and Repayment.

(a) Interest. The principal amount of the Note shall accrue interest in arrears from and including the date hereof (the “Effective Date”) until the Note is fully repaid, computed daily and, to the extent not repaid, compounded annually, at a rate of [***] above LIBOR, calculated for each following calendar year on the first Business Day of such year (the “Interest Rate”). Interest shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Each determination of an interest rate hereunder shall be made by the Lender and shall be conclusive, binding and final for all purposes, absent manifest error.

(b) Payment Reports and Due Dates. From and after the Effective Date, the Obligor will make Payments (as defined below) within fifteen (15) days after delivery of the Quarterly Sales Report (the “Quarterly Due Date”) which Quarterly Sales Report shall be delivered as provided in the Purchase Agreement.

(c) Payments of Principal and Interest. From and after the Effective Date, principal and interest under the Note shall be paid by the Obligor to the Lender in quarterly installments on each Quarterly Due Date, commencing on the first Quarterly Due Date following the Effective Date, in an amount equal to the Cost of Goods Manufactured for Commercial Capsules sold during such Calendar Quarter as reported on the Quarterly Sales Report (each, a “Payment” and collectively, the “Payments”). Payments shall be first applied to accrued but uncapitalized interest and then to principal.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Term. Payments shall continue on each successive Quarterly Due Date until all Obligations have been paid in full.

(e) Payments. All payments (including prepayments) to be made by Obligor under the Note shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Lender Account before 1:00 p.m. (Eastern Time) on the date when due. All payments received by the Lender after 1:00 a.m. (Eastern Time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day. Whenever any payment required under the Note would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All payments due to the Lender under the Note shall be effected by bank wire transfer to the Lender Account.

(f) Payment Upon Change in Control. The then-outstanding principal and any accrued and unpaid interest under the Note shall become immediately due and payable upon a Change in Control of the Obligor.

(g) Withholdings. All Payments shall be made free and clear of any taxes, withholdings, duties, impositions or other charges such that the Lender shall receive the entire amount of all Payments so long as Lender has not changed its jurisdiction of incorporation or organization since December 27, 2010 in a manner that would result in a change in the taxes, withholdings, duties, impositions or other charges imposed upon Payments.

(h) Loan Records. The Lender shall maintain an account evidencing the Obligations of Obligor, including the amounts of principal and interest payable and paid to the Lender from time to time under the Note. The entries made in such account shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that no error in such account and no failure of the Lender to maintain such account shall affect the obligations of Obligor to repay the Obligations in accordance with their terms.

(i) Prepayments. Obligor can voluntarily prepay the Note at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

(j) Default Rate. To the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable under the Note, or otherwise from and after the occurrence and during the continuation of an Event of Default (as defined below), shall be [***] per annum above the Interest Rate (the “Default Rate”). The application of the Default Rate shall not be interpreted or deemed to extend any cure period or waive any Default or Event of Default or otherwise limit the Lender’s right or remedies hereunder. All interest payable at the Default Rate shall be payable on demand.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Obligor hereby grants to the Lender a security interest in all right, title and interest of the Obligor in the Manufacturing Facility Equipment (as defined in the Purchase Agreement), whether now owned or hereafter acquired, and Proceeds of the Manufacturing Facility Equipment (the “Collateral”). For the avoidance of doubt, the Collateral shall not include goods manufactured using the Manufacturing Facility Equipment or any rights to payments derived from the sale of such products.

5. Rights of Lender; Limitations on Lender’s Liability. Anything herein to the contrary notwithstanding and without limiting the Lender’s right to consent in writing to any disposition or attempted disposition as provided in Section 7(i) hereof, the Obligor shall remain liable under each item of Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement with respect thereto. Prior to the exercise of remedies by the Lender, the Lender shall not have any obligation or liability under any item of Collateral (or any agreement with respect thereto) by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to item of Collateral pursuant hereto, nor shall the Lender be obligated in any manner to perform any of the obligations of the Obligor under or pursuant to any item of Collateral (or any agreement with respect thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any item of Collateral (or any agreement with respect thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6. Representations and Warranties of Obligor. The Obligor represents and warrants to the Lender that:

(a) Corporate Existence and Power. The Obligor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own and operate its property and assets and to carry on its business as it is now being conducted.

(b) Authority and Binding Agreement. The Obligor has the corporate power and authority to enter into this Agreement and perform its obligations hereunder and under the Note. The Obligor has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and under the Note. This Agreement and the Note has each been duly executed and delivered by the Obligor and each constitutes a legal, valid and binding obligation of the Obligor that is enforceable against it in accordance with its terms; except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition law, penalties and jurisdictional issues including conflicts of law).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) No Conflict. The execution, delivery and performance of this Agreement and the Note by the Obligor does not conflict with, and does not on the date hereof result in a breach or violation of or constitute a default under (i) any material agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; (ii) the provisions of its charter or operative documents or bylaws; (iii) any material license, franchise, permit or other similar authorization related to the transactions contemplated hereby; or (iv) any material applicable law, or any judgment, decree or order of any court, governmental body or administrative or other agency having jurisdiction over it.

(d) Required Consents. No filing, registration, qualification with, or approval, consent or withholding of objections from, any governmental authority or instrumentality or any other entity or person is required with respect to the entry into, or performance by the Obligor of, this Agreement or the Note, except any already obtained.

(e) Collateral. The Obligor represents and warrants to the Lender it has good title to all of the Collateral, free and clear of all liens, security interests and adverse interests in favor of any person or entity other than the Lender other than Permitted Liens.

7. Covenants. The Obligor covenants and agrees with the Lender that, from and after the date of this Agreement until all Obligations are paid in full:

(a) Further Documentation; Pledge. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Obligor, the Obligor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. The Obligor hereby authorizes the Lender to file or record any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. A copy or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any appropriate jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper in excess of [***], the Obligor shall immediately deliver or cause the delivery to the Lender of such Instrument or Chattel Paper, duly endorsed in a manner reasonably satisfactory to the Lender, to be held as Collateral pursuant to this Agreement.

(b) Notice to Lender. The Obligor shall provide the Lender with (a) notice of the occurrence of any Default or Event of Default, promptly, but in any event within [***] days, after the date on which any officer of the Obligor obtains knowledge of the occurrence of any such event, (b) copies of all statements, reports and notices made available generally by Obligor to its securityholders and all documents filed with the Securities and Exchange Commission or any securities exchange or governmental authority exercising a similar function, promptly, but in any event within [***] days of delivering or receiving such information to or from such persons, and (c) a report of any legal actions pending or threatened against Obligor or any subsidiary of Obligor that could reasonably be expected to result in damages or costs to Obligor of $[***] or more promptly, but in any event within [***] days, upon receipt of notice thereof. The Obligor will promptly, but in any event within [***] days, notify (in reasonable detail) the Lender of any damage to or loss (including loss of use) or destruction of any material Collateral.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) Indemnification. The Obligor agrees to pay, and to save the Lender harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) with respect to the exercise of remedies by Lender.

(d) Maintenance of Records. The Obligor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the Lender’s further security, the Obligor hereby grants to the Lender a security interest in all of the Obligor’s books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Obligor shall provide copies of any such books and records to the Lender or to its representatives at the request of the Lender.

(e) Right of Inspection. Not more than [***] per year unless an Event of Default is continuing, upon reasonable prior notice and during normal business hours, the Lender and its representatives may examine the books and records related to the Collateral, take extracts therefrom and make photocopies thereof, and the Obligor agrees to render to the Lender, at the Obligor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Not more than [***] per year unless an Event of Default is continuing, the Lender and its representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Manufacturing Facility Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein. For clarity, the limits on inspection of the Manufacturing Facility Equipment by Lender under this Section 7(e) shall not limit any rights of access to the premises on which such equipment is located that are provided to Lender pursuant to the Sublease.

(f) Compliance with Laws, etc. The Obligor will comply in all material respects with all material laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Obligor’s business; provided, however, that the Obligor may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Lender, adversely affect the Lender’s rights or the priority of its liens on the Collateral.

(g) Payment of Obligations. The Obligor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral (any such item, a “Charge”), except that no such Charge need be paid if (i) it is being contested in good faith by

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

appropriate proceedings diligently conducted, (ii) the proceedings related to any Charge do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such Charge is adequately reserved against on the Obligor’s books in accordance with U.S. GAAP.

(h) Limitation on Liens on Collateral. Except for Permitted Liens, the Obligor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, and will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

(i) Limitations on Dispositions of Collateral. The Obligor will not sell, convey, rent, lease, sublease, mortgage, license, transfer or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, without the prior written consent of Lender with the exception of (i) worn out or obsolete equipment and (ii) the negotiation of Instruments comprising the Proceeds of Collateral.

(j) Maintenance of Collateral. The Obligor will maintain each item of Manufacturing Facility Equipment in not worse condition than such Manufacturing Facility Equipment was in on December 27, 2010, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. The Obligor will keep and maintain at its own cost and expense satisfactory and complete records of the maintenance of the Collateral, including any reports, invoices or other service records or receipts it obtains in connection with the maintenance and/or repair of the Collateral. For the Lender’s further security, the Obligor hereby grants to the Lender a security interest in all of such maintenance records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Obligor shall turn over any such records to the Lender or to its representatives at the request of the Lender.

(k) Maintenance of Insurance. The Obligor will maintain, with financially sound and reputable insurance companies with an A.M. Best’s rating (or its equivalent) of A:VIII or better, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Lender and (ii) insuring the Obligor and the Lender against liability for personal injury and property damage relating to such Collateral, such policies to be consistent with normal business practices of prudent companies similarly situated, with losses payable to the Obligor and the Lender as their respective interests may appear. All such insurance shall (i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Lender of written notice thereof, and (ii) name the Lender as an insured. From time to time upon the request of the Lender, the Obligor shall deliver to the Lender insurance policies, certificates or binders as the Lender may from time to time reasonably request.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8. Events of Default; Remedies. All Obligations under this Agreement and the Note shall, at the option of the Lender, become due and payable without notice or demand, upon the happening of any one of the following specified events (each a “Default,” and the occurrence of such, an “Event of Default”) by or with respect to Obligor (the “Accelerated Obligations”) and the Accelerated Obligations shall bear interest at the Default Rate: (a) failure to pay any amount as set forth in this Agreement and/or the Note; (b) failure or omission to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement and/or under the Note, and such default is not cured within ten (10) days after written notice of such default from the Lender pursuant to Section 12; provided, however, with respect to failure to maintain the Manufacturing Facility Equipment pursuant Section 7(j), such period shall be [***] days; (c) a material breach by the Obligor of the Purchase Agreement not cured within any applicable cure period, whether having occurred on or after the effective date thereof; (d) a material breach by the Obligor of the Equity Investment Agreements, as defined in the Purchase Agreement, not cured within any applicable cure period, whether having occurred on or after the effective date thereof; (e) the making of a general assignment for the benefit of creditors; (f) the filing of any petition or the commencement of any proceeding for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors; (g) suspension of the transaction of the Obligor’s usual business; or (9) a material breach by the Obligor of the Sublease not cured within any applicable cure period, whether having occurred on or after the effective date thereof, or cancellation, for whatever reason, of the Sublease. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Lender, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Obligor or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Obligor, which right or equity is hereby waived or released. The Obligor further agrees, if an Event of Default shall have occurred and be continuing, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Obligor’s premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the payment in whole or in part of the Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, shall the Lender be required to account for the surplus, if any, to the Obligor. To the extent permitted by applicable law, the Obligor waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, actual willful misconduct or bad faith of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least [***] days before such sale or other disposition. The Obligor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

9. Powers.

(a) Power of Attorney. The Obligor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Obligor and in the name of the Obligor or in its own name, from time to time in the Lender’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Obligor hereby gives the Lender the power and right, on behalf of the Obligor, without notice to or assent by the Obligor, to do the following, at any time when an Event of Default shall have occurred and be continuing:

(i)	in the case of any Collateral, in the name of the Obligor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any item of Collateral or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)	to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii)

(A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Obligor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Obligor’s expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Obligor might do.

At the reasonable request of the Lender, at any time when an Event of Default shall have occurred and be continuing, the Obligor shall deliver to the Lender, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Other Powers. The Obligor also authorizes the Lender, at any time and from time to time, to execute, in connection with the sales permitted according to the terms hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Lender’s Part. The powers conferred on the Lender hereunder are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Obligor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

10. Performance by Lender of Obligor’s Obligations. If the Obligor fails to perform or comply with any of its agreements contained herein and the Lender, as provided for by the terms of this Agreement or the Note, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Obligor to the Lender on demand and shall constitute Obligations secured hereby.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11. Limitation on Duties Regarding Preservation of Collateral. The Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Obligor or otherwise.

12. Notices. Any notice required or permitted to be given under this Agreement or the Note shall be in writing, shall specifically refer to this Agreement and/or the Note, as applicable, and shall be deemed to have been sufficiently given for all purposes (i) when delivered, if sent by recognized overnight courier or personally delivered, or (ii) upon confirmation of receipt, if sent by facsimile transmission (provided a duplicate hard copy is promptly delivered by one of the other foregoing means), in each case using the mailing addresses of the parties as set forth below (or such other mailing addresses of which a party is notified pursuant to this section):

For the Obligor:

Corregidor Therapeutics, Inc.

384 Powder Mill Road

Concord, Massachusetts 01742

Facsimile: (978) 405-5142

Attn: Chief Executive Officer

For the Lender:

Alkermes, Inc.

852 Winter Street

Waltham, Massachusetts 02451

Facsimile: 781-890-6425

Attn: General Counsel

13. Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, as applied to agreements executed and performed entirely within the Commonwealth of Massachusetts, without regard to any applicable principles of conflicts of law.

14. Interpretation. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Reference to the Obligor and the Lender shall be deemed to refer to any of their respective subsidiaries.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

16. Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Party, except that Lender may make such an assignment of all its rights and obligations hereunder, without Obligor’s consent, to a Person that acquires all or substantially all of its business to which this Agreement relates, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise. This Agreement shall be binding on the permitted successors and assigns of the assigning Party, and the name of a Party appearing herein shall be deemed to include the name(s) of such Party’s permitted successors and assigns to the extent necessary to carry out the intent of this Agreement. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16 shall be null and void and of no legal effect.

17. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will become binding when any one or more counterparts hereof, individually or taken together, bear the signatures of both parties. For the purposes hereof, an electronic or facsimile copy of this Agreement, including signed signature pages hereto, shall be deemed an original.

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties hereto shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19. Headings. The heading for each section in this Agreement has been inserted for convenience of reference only and is not intended to limit or expand on the meaning of the language contained in the particular article or section.

20. Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement and to fulfill the obligations under the Note.

21. No Waiver; Cumulative Remedies. The Lender shall not by any act (except by a written instrument pursuant to Section 22 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or

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privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

22. Waivers and Amendments. None of the terms or provisions of this Agreement or the Note may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Obligor and the Lender, provided that any provision of this Agreement may be waived by the Lender in a written letter or agreement executed by the Lender or by an electronic or a facsimile transmission of such intention from the Lender to the Debtor.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Obligor has caused this Agreement to be duly executed and delivered in favor of the Lender as of the date first above written.

OBLIGOR:

Corregidor Therapeutics, Inc.

By:
Name:
Title:

LENDER:

Alkermes, Inc.

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

PROMISSORY NOTE

$30,000,000	[ ], 201[ ]

For value received, the undersigned, Corregidor Therapeutics, Inc., a Delaware corporation (“Obligor”), hereby promises to pay to the order of Alkermes, Inc., a Pennsylvania corporation (“Lender”), whose principal office is at 852 Winter Street, Waltham, Massachusetts 02451, the original principal sum of $30,000,000 together with interest accruing in arrears from and including the date set forth above (the “Effective Date”) on the unpaid principal balance hereunder, computed daily and compounded quarterly, at the rate of [***] above LIBOR calculated on the first day of each calendar year during the remaining term hereof (the “Interest Rate”), payable as set forth below. At the option of Lender and to the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable hereunder, or otherwise from and after the occurrence and during the continuation of an Event of Default, shall be [***] per annum above the Interest Rate. Interest shall be calculated on the basis of actual number of days elapsed and a year of 360 days. Notwithstanding any other provision of this Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal.

This Note is issued in connection with that certain Asset Purchase and License Agreement by and between the Lender and Obligor, dated as of December 27, 2010 (as amended or restated from time to time, the “Purchase Agreement”), and is subject to the terms thereof. In addition, this Note is secured by, entitled to the benefits of, and governed by the terms and conditions of that certain Loan and Security Agreement by and between Obligor and Lender, of even date herewith (as amended or restated from time to time, the “Security Agreement”). Defined terms used but not defined herein shall have the meanings ascribed thereto in the Security Agreement.

Principal and interest hereunder shall be paid pursuant to and in accordance with the terms provided in the Security Agreement.

Payments shall continue on each successive Quarterly Due Date until all principal and interest hereunder have been paid in full.

This Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

All payments (including prepayments) to be made by Obligor shall be made in immediately available funds in U.S. dollars, without setoff or counterclaim to the Lender

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Account before 1:00 p.m. (Eastern Time) on the date when due. All payments received by the Lender after 1:00 p.m. (Eastern Time) on any Business Day or at any time on a day that is not a Business Day shall be deemed to be received on the next Business Day. Whenever any required payment would otherwise be due on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. All payments due to the Lender shall be effected by bank wire transfer to the Lender Account.

Any outstanding principal and any accrued and unpaid interest hereunder shall become immediately due and payable upon a Change in Control of the Obligor.

Upon the occurrence of any Event of Default, Lender may declare any or all Obligations of Obligor to Lender (including the unpaid principal hereunder and any interest due thereon), immediately due and payable without presentment, demand, protest or notice.

If this Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys’ fees, court costs and other costs for the enforcement of payment of this Note.

No waiver of any obligation of Obligor under this Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

This Note is delivered in and shall be enforceable in accordance with the internal domestic laws of the Commonwealth of Massachusetts (without regard to the conflicts of law provisions thereof), and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

This Note, and the indebtedness of Obligor to Lender evidenced hereby, shall not be subject to any setoff, recoupment, reduction, counterclaim or defense to payment, each of which is hereby expressly waived by Obligor. Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Security Agreement.

CORREGIDOR THERAPEUTICS, INC.

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attested:

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that as of [            ], 201[    ], the undersigned, Alkermes, Inc., a Pennsylvania corporation (“Seller”), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver to Corregidor Therapeutics, Inc., a Delaware corporation (“Buyer”), all right, title and interest of Seller in and to the Manufacturing Facility Equipment (as defined in that certain Asset Purchase and License Agreement dated as of December 27, 2010 (the “Purchase Agreement”) by and between Seller and Buyer), subject to Seller’s retained right, title and interest in and to the Alkermes Know-How that is described in or embodied in this Manufacturing Facility Equipment. All capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

TO HAVE AND TO HOLD the aforesaid Manufacturing Facility Equipment unto Buyer to and for Buyer’s own proper use and benefit forever.

Subject to Seller’s retained right, title and interest in and to the Alkermes Know-How that is described in or embodied in the Manufacturing Facility Equipment and subject to the restoration and removal provisions of the Sublease, Seller is conveying to Buyer good and marketable title to the Manufacturing Facility Equipment free and clear of restrictions on, or conditions to, the transfer or assignment thereof, free and clear of mortgages, security interests, licenses, liens, encumbrances, or rights of others to possession or use; provided, however, that all Manufacturing Facility Equipment is transferred to Buyer on an “as is” “where is” basis without any other representation or warranty of any kind, either expressed or implied, including any warranty as to the design, quality or condition of the Manufacturing Facility Equipment, any warranty of merchantability or fitness of the Manufacturing Facility Equipment for any particular purpose or as to any other matter relating to the Manufacturing Facility Equipment or any part thereof.

At any time or from time to time after the date hereof, at Buyer’s reasonable request and without further consideration, Seller shall execute and deliver to Buyer such other instruments of sale, assignment, transfer, conveyance and delivery, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to sell, assign, transfer, convey and deliver to Buyer, and to confirm Buyer’s title to, the Manufacturing and Facility Equipment, and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Manufacturing and Facility Equipment and to assist Buyer in exercising all rights with respect thereto.

Nothing set forth in the foregoing shall limit, expand or otherwise affect the rights and obligations of Buyer and Seller as set forth in the Purchase Agreement. In the event of any conflict between the terms and conditions of this Bill of Sale and a term or condition of the Purchase Agreement, the term or condition of the Purchase Agreement shall control.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale as of the date first set forth above.

ALKERMES, INC.

By:
Name:
Title: